Prospectus Supplement No. 6
Filed Pursuant to Rule 424(b)(3)
File No. 333-149930

MYRIAD INTERACTIVE MEDIA, INC.

7 Ingram Drive, Suite 128

Toronto, Ontario, Canada M6M 2L7

(888) 648-9366 Ex. 2

Prospectus Supplement No. 6

(to Final Prospectus dated May 1, 2008)

This Prospectus Supplement No. 6 supplements and amends the final prospectus dated May 1, 2008 (the “Final Prospectus”), relating to the sale from time to time of up to 5,055,845 shares of common stock by certain shareholders, as well as the shares of common stock underlying the warrants held by the selling shareholders.

On February 14, 2012 and November 17, 2011, respectively, we filed with the U.S. Securities and Exchange Commission the attached Quarterly Reports on Form 10-Q.

On October 26, 2011, we filed with the U.S. Securities and Exchange Commission the attached Annual Report on Form 10-K.

This Prospectus Supplement No. 6 should be read in conjunction with the Final Prospectus and is qualified by reference to the Final Prospectus except to the extent that the information in this Prospectus Supplement No. 6 supersedes the information contained in the Final Prospectus.

Our shares of common stock are quoted on the OTC Bulletin Board and trade under the ticker symbol “MYRY”. On February 17, 2012, the last reported sale price of our common stock was $0.16 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors”

beginning on page 6 of the Final Prospectus dated May 1, 2008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement No. 6 is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 6 is February 17, 2012.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

[X]	Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended December 31, 2011

[ ]	Transition Report pursuant to 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from __________ to__________

Commission File Number: 000-27645

Myriad Interactive Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-0258277
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7 Ingram Drive, Suite 128, Toronto, Ontario, Canada M6M 2L7
(Address of principal executive offices)

(888) 648-9366 Ext. 2
(Registrant’s telephone number)

______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days [X] Yes [ ] No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). [ ] Yes [X] No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

[ ] Large accelerated filer Accelerated filer	[ ] Non-accelerated filer
[X] Smaller reporting company

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). [] Yes [X] No

State the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: 44,306,877 as of February 10, 2012.

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

Our financial statements included in this Form 10-Q are as follows:

F-1	Balance Sheets as of December 31, 2011 and June 30, 2011(unaudited);
F-2	Statements of Operations for the three and six months ended December, 2011 and 2010 and period from Inception to December, 2011 (unaudited);
F-3	Statements of Cash Flows for the six months ended December 31, 2011 and 2010 and period from Inception to December 31, 2011 (unaudited);
F-4	Notes to Financial Statements.

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the SEC instructions to Form 10-Q. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the interim period ended December 31, 2011 are not necessarily indicative of the results that can be expected for the full year.

MYRIAD INTERACTIVE MEDIA, INC.

(FKA IVANY NGUYEN, INC.)

(A Development Stage Company)

Balance Sheets (Unaudited)

ASSETS

	December 31,	June 30,
	2011	2011

CURRENT ASSETS

Cash	$596	$26,323
Prepaid expenses	—	26,630

Total Current Assets	596	52,953

EQUIPMENT, net	—	—

TOTAL ASSETS	$596	$52,953

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$78,184	$65,287
Due to shareholder	—	527

Total Current Liabilities	78,184	65,814

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; 10,000,000 shares authorized, at $0.001 par value, none issued or outstanding and outstanding	—	—
Common stock; 200,000,000 shares authorized, at $0.001 par value, 44,306,877 and 44,206,877 shares issued and outstanding, respectively	44,307	44,207
Additional paid-in capital	10,906,872	10,896,972
Deficit accumulated during the exploration stage	(11,028,767)	(10,954,040)

Total Stockholders' Equity (Deficit)	(77,588)	(12,861)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$596	$52,953

The accompanying notes are an integral part of these financial statements.

MYRIAD INTERACTIVE MEDIA, INC.

(FKA IVANY NGUYEN, INC.)

(A Development Stage Company)

Statements of Operations (Unaudited)

					From Inception
	For the Three Months Ended		For the Six Months Ended		Through
	December 31,		December 31,		December 31,
	2011	2010	2011	2010	2011
REVENUES	$1,593	$—	$4,762	$—	$4,762
OPERATING EXPENSES
Exploration	—	—	—	—	170,873
Professional fees	12,382	124,422	56,823	341,786	1,628,182
General and administrative	11,999	19,232	22,666	38,011	2,285,285
Impairment of mining properties	—	—	—	—	545,221
Depreciation	—	506	—	1,011	6,064
Total Operating Expenses	24,381	144,160	79,489	380,808	4,635,625
LOSS FROM OPERATIONS	(22,788)	(144,160)	(74,727)	(380,808)	(4,630,863)
INCOME TAX EXPENSE	—	—	—	—	—
LOSS FROM CONTINUING OPERATIONS	(22,788)	(144,160)	(74,727)	(380,808)	(4,630,863)
DISCONTINUED OPERATIONS	—	—	—	—	(6,397,904)
NET LOSS	$(22,788)	$(144,160)	$(74,727)	$(380,808)	$(11,028,767)
BASIC LOSS PER SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.01)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	44,273,910	42,230,790	44,240,210	41,026,549

The accompanying notes are an integral part of these financial statements.

MYRIAD INTERACTIVE MEDIA, INC.

(FKA IVANY NGUYEN, INC.)

(A Development Stage Company)

Statements of Cash Flows (Unaudited)

			From Inception
	For the Six Months Ended		Through
	December 31,		December 31,
	2011	2010	2011
OPERATING ACTIVITIES
Net loss	$(74,727)	$(380,808)	$(11,028,767)
Adjustments to reconcile net loss to net cash used by operating activities:
Discontinued operations	—	—	6,215,341
Value of options granted	—	—	1,758,233
Common stock issued for services	—	159,666	466,250
Depreciation	—	1,011	6,064
Impairment of mining properties	—	—	545,221
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	26,630	—	—
Increase (decrease) in accounts payable	12,370	—	77,657
Increase (decrease) in due to shareholder	—	3,482	527
Net Cash Used in Operating Activities	(35,727)	(216,649)	(1,959,474)
INVESTING ACTIVITIES
Purchase of mineral properties	—	—	(447,113)
Purchase of computer equipment	—	—	(6,064)
Net Cash Used in Investing Activities	—	—	(453,177)
FINANCING ACTIVITIES
Proceeds from common stock	10,000	355,000	2,413,247
Repayment of notes payable	—	—	(40,247)
Proceeds from notes payable	—	—	40,247
Repayment to shareholder	—	—	(160,962)
Borrowings from shareholder	—	160,962
Net Cash Provided by Financing Activities	10,000	355,000	2,413,247
NET INCREASE (DECREASE) IN CASH	(25,727)	138,351	596
CASH AT BEGINNING OF PERIOD	26,323	69,461	—
CASH AT END OF PERIOD	$596	$207,812	$596
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION CASH PAID FOR:
Interest	$—	$—	$—
Income Taxes	$—	$—	$—
NON CASH FINANCING ACTIVITIES:
Common stock issued for mineral properties	$—	$—	$98,108
Common stock issued for prepaid expenses	$—	$—	$72,000

The accompanying notes are an integral part of these financial statements.

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

December 31, 2011 and June 30, 2011

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

On July 6, 2011, the Company’s board of directors approved a merger with its wholly-owned subsidiary, Myriad Acquisition Corp.  As part of the merger with the wholly owned subsidiary, the Company’s board authorized a change in the name of the company to “Myriad Interactive Media, Inc.”

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at December 31, 2011 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 2011 audited financial statements. The results of operations for the period ended December 31, 2011 is not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. During the six months ended December 31, 2011 the Company realized a net loss of $74,727 and has incurred an accumulated deficit of $11,028,767. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company currently has consulting agreements with two of the Company’s officers. Each agreement authorizes each member to receive $6,000 per month in consulting fees along with reimbursement of expenses incurred on the Company’s behalf. During the six months ended December 31, 2011 the Company paid $38,630 in combined fees and expense reimbursements to these two officers.

NOTE 4 – CAPITAL STOCK TRANSACTIONS

Preferred stock

The authorized preferred stock is 10,000,000 shares with a par value of $0.001. As of December 31, 2011, the Company has no shares of preferred stock issued or outstanding.

Common stock
The authorized common stock is 200,000,000 shares with a par value of $0.001. As of December 31, 2011, 44,306,877 shares were issued and outstanding.

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

December 31, 2011 and June 30, 2011

NOTE 4 – CAPITAL STOCK TRANSACTIONS (CONTINUED)

During the year ended June 30, 2007, the Company completed a reverse split on its common stock from 500 shares to 1 share. The reverse stock split is reflected on a retroactive basis.

During the year ended June 30, 2008, the Company issued 5,055,845 shares of its common stock for cash of $1,278,247. The Company also issued 20,150,000 shares of its common stock for mineral properties valued at $98,108. The Company issued 2,500,000 options valued at $1,528,233.

During the year ended June 30, 2008, the Company issued 5,055,845 shares of its common stock for cash of $1,278,247. The Company also issued 20,150,000 shares of its common stock for mineral properties valued at $98,108. The Company issued 2,500,000 options valued at $1,528,233.

During the year ended June 30, 2009, the Company issued 10,200,000 shares of its common stock for $510,000 cash. Of this, $19,000 was recorded as a stock subscription payable because the shares were not issued until after the end of the fiscal year. During this year the Company also issued 100,000 common shares for options exercised at $0.05 per share.   An additional 300,000 shares of common stock were issued for services at $0.91 per share based on the market value of the stock on the date of issuance.

During the year ended June 30, 2010, the Company issued 600,000 shares of common stock for $30,000 cash. During this year the Company also issued 380,000 in fulfillment of the $19,000 stock subscription payable recorded in the previous year and 2,225,000 shares of common stock for options exercised at $0.10 per share. The Company also issued 225,000 common shares to a public relations and marketing firm as compensation for services performed valued at $0.17 per share based on the stock price on the date of issuance. During the 2010 fiscal year the Company issued 1,000,000 warrants with a fair value of $230,000 in exchange for services. The fair value of the warrants was determined using the Black-Scholes valuation model under the assumptions detailed in Note 7.

During the year ended June 30, 2011, the Company issued 550,000 shares of common stock for $55,000 cash to warrant holders upon the exercise of the warrants. The Company also issued 750,000 shares of common stock to a consultant for services performed. The stock was valued at $75,000 based on the per share trading price on the grant date. The Company also issued 400,000 shares of common stock to two consultants for consulting services to be provided over a term of one year. The stock was valued at $80,000 based on the per share trading price on the grant date. The services are being expensed over the twelve month contract. The remaining balance of the prepaid consulting fees was $26,630 as of June 30, 2011. During the year ended June 30, 2011, the Company also issued 3,000,000 shares of common stock with 3,000,000 attached warrants for cash proceeds of $300,000. The warrants are exercisable for a two year period at an exercise price of $0.15. The Company valued these warrants using the Black-Scholes valuation model using the assumptions detailed in footnote 7 and attributed a total of $148,377 of the total $300,000 proceeds to the warrants based on their relative fair value.

During the six months ended December 31, 2011, the Company issued 100,000 shares of common stock for $10,000 cash and 100,000 stock purchase warrants exercisable at $0.11 per share.

NOTE 5 – STOCK OPTIONS AND WARRANTS

The estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses is determined using the Black-Scholes evaluation model.

On June 10, 2010, the Company entered into an Investor Relations Agreement for investor and public relations services.  The services will include organizing presentations in several European cities, assistance with coverage in the German financial media, and certain shareholder relations matters. Under the Agreement, the Company agreed to compensate the consultant with options to purchase 1,000,000 shares of our common stock at an exercise price of $0.20 per share.

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

December 31, 2011 and June 30, 2011

NOTE 5 – STOCK OPTIONS AND WARRANTS (CONTINUED)

During the years ended June 30, 2011 and 2010, the estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses was determined using the Black-Scholes pricing model and the following assumptions: expected term of 2-5 years, a risk free interest rate of 2.05-3.35%, a dividend yield of 0% and volatility of 90-907%. The amount of the expense charged to operations for compensatory options and warrants granted in exchange for services was $1,758,233.

During the year ended June 30, 2011 no compensatory common stock purchase options were granted. On October 17, 2010, the Company issued 1,000,000 warrants in conjunction with common stock sold for cash. These warrants have a two year life and an exercise price of $0.15. The Company calculated a relative fair value for these warrants based on a volatility of 142%, a risk-free interest rate of .37% and a stock price on the date of issuance of $0.20.

Additionally, on December 3, 2010, the Company issued 2,000,000 warrants in conjunction with common stock sold for cash. These warrants have a two year life and an exercise price of $0.15. The Company calculated a relative fair value for these warrants based on a volatility of 147%, a risk-free interest rate of .49% and a stock price on the date of issuance of $0.12.

Changes in stock options issued through December 31, 2011 were as follows:

		Weighted
	Number	Average	Value
	Of	Exercise	if
	Options	Price	Exercised
Outstanding, June 30, 2009	2,400,000	0.10	$240,000
Exercisable, June 30, 2009	2,400,000	0.10	240,000

Granted	—	—	—
Exercised	1,000,000	0.20	200,000
Cancelled	(2,400,000)	0.10	(240,000)
Outstanding, June 30, 2010	1,000,000	0.20	200,000
Exercisable, June 30, 2010	1,000,000	0.20	200,000

Granted	1,000,000	0.20	200,000
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, June 30, 2011	1,000,000	0.20	200,000
Exercisable, June 30, 2011	1,000,000	0.20	200,000

Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, December 31, 2011	1,000,000	$0.20	$200,000
Exercisable, December 31, 2011	1,000,000	$0.20	$200,000

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

December 31, 2011 and June 30, 2011

NOTE 5 – STOCK OPTIONS AND WARRANTS (CONTINUED)

Changes in stock purchase warrants issued through December 31, 2011 were as follows:

		Weighted
	Number	Average	Value
	Of	Exercise	if
	Warrants	Price	Exercised
Outstanding, June 30, 2009	5,055,845	0.25	$1,278,247
Exercisable, June 30, 2009	5,055,845	0.25	1,278,247

Granted	23,819,613	0.10	2,381,961
Exercised	(2,250,000)	0.10	(225,000)
Cancelled	(5,055,845)	0.25	(1,278,247)
Outstanding, June 30, 2010	21,569,613	0.10	2,156,961
Exercisable, June 30, 2010	21,569,613	0.10	2,156,961

Granted	3,000,000	0.15	450,000
Exercised	(550,000)	0.15	(55,000)
Cancelled	—	0.10	—
Outstanding, June 30, 2011	24,019,613	0.11	2,551,961
Exercisable, June 30, 2011	24,019,613	0.11	2,551,961

Granted	100,000	0.15	15,000
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, December 31, 2011	24,119,613	$0.11	$2,566,961
Exercisable, December 31, 2011	24,119,613	$0.11	$2,566,961

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855, Company management reviewed all material events through the date these financial statements were issued, and has determined that there are no additional material subsequent events to report.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Description of Business

We are a Delaware corporation formed on July 13, 1999. Our principal executive offices are located at 7 Ingram Drive, suite 128 Toronto, Ontario, Canada M6M 2L7. Our telephone number is 1-888 648-9366 EXT 2. On July 6, 2011, we changed our name to Myriad Interactive Media, Inc. Concurrently with the name change, we shifted our focus to the development of a search engine and social media marketing business. We have formed an interactive marketing team consisting of industry experts in search engine marketing and social media marketing. We plan to manage complex search programs and offer strategic insight into the design, development, launch and maintenance of such programs. In addition, we are focusing on the development of interactive media websites and plan to enter the mobile application market in the near future.

Deal Aggregator Platform – CuponCidade.Com

We have developed an in-house daily deal aggregator web application for the Brazilian market called CuponCidade or “Coupon City.” The platform is a sophisticated application that tracks all of the daily deals in Brazil offered by daily deal sites like Groupon, PeixeUrbano and Groupalia. We track these deals by using both application programming interface (“API”) and parsing technology. Daily deals are run through our databases and are presented on our website to subscribers whom are using our deal filtering technology to source daily deals of particular interest. Our platform aggregates thousands of deals from every credible daily deal website in Brazil. Instead of checking every single website on a daily basis, users have the option to use our easy-to-use service and to track all of their deals on our website. When a user wants to purchase a deal, they are re-directed to the deal originating website for the final purchase. We receive referral commissions on daily deal sites that offer

API access and commission services. For those sites that do not provide API’s, we do not receive any commissions.

By tracking all of the daily deal sites, we are able to compile valuable data reports on the entire daily deal industry in Brazil. We plan to introduce our own deals in the future which we believe will generate revenue for the company. We therefore believe it is essential to fully understand the market, what sells and what doesn’t and, most importantly, to build a relevant purchasing audience. For this reason, we are currently offering our aggregator platform for free.

CuponCidade.com is currently fully operational and has several unique features. We offer a deal map which tracks all of the daily deals in every major city in Brazil. Users can view the map and track deals that are in close proximity to their location. This is a valuable tool for people who are looking for deals close to work, school or home. We also offer filtering by category, which allows users can track specific deal categories. For users who only want restaurant deals and are not interested in any other offers, for example, the users can simply select “restaurants” and uncheck the other categories. The user will then instantly have the ability to scour through all of the active restaurant deals. Our platform also offers users the option to receive a daily deal email based on their selected categories.

We are currently developing additional technology which will take our platform mobile. As our focus is on emerging markets, we believe it is essential to offer this technology as more people in our current markets own mobile phones than they do printers. We plan to unveil electronic barcodes for our own daily deal offers and offer other unique services which are currently in the development stage.

We will require significant additional capital to execute on our planned expansion and continued development of our deal aggregator business. Our development budget for this line of business over the course of the next eighteen months is as follows:

Brazil – Phase 1 “Aggregator Roll-Out” 1 – 6 Months

Print / Radio Marketing	$200,000
Daily Deal Integration	$50,000
Social Media Marketing	$50,000
Travel & Meetings	$25,000
Office & Hosting	$25,000
Management & Consulting	$100,000

Total:	$500,000

Brazil – Phase 2 “Daily Deal Roll Out” 6 – 18 Months

Print / Radio Marketing	$250,000
Daily Deal Sales Teams	$250,000
Social Media Marketing	$500,000
Travel	$100,000
Office & Hosting	$100,000
Management & Consulting	$250,000
Maintenance & Development	$550,000

Total:	$2,000,000

Social Media Marketing

We currently have a team of 10 commission-based employees working on development of social media marketing campaigns. At this time, we are in talks with potential customers for various social media marketing campaigns. We have the ability to build and structure marketing campaigns for Facebook, Twitter and Google Plus. We can perform a comprehensive analysis on the customer’s target audience and utilize best practices in creating and launching social media campaigns. The most common campaigns we plan to conduct will be for the purpose of increasing brand recognition and driving user engagement.

Search Engine Marketing

Myriad Interactive Media Inc. is a recognized search firm with Google. We structure high quality adwords campaigns. Utilizing a best practice approach in developing these campaigns is of the upmost importance. Our search experts have developed a unique formula in analyzing and optimizing campaigns. By using key performance indicators and common benchmarks in conjunction with other metrics, we are able to successfully manage complex campaigns while driving costs and increasing leads.

Our search engine marketing campaigns do not require any further investment at this time. We are currently generating revenue from these activities. We charge a 20% fee for the design, implementation and management of these search campaigns.

Website Development

We have a separate team of 4 employees working on website development and web architecture. Our team is proficient in all programming languages, including the Microsoft .NET framework. Our team can build complete web solutions from scratch, including graphic design and CSS coding. Our web development division is currently producing several projects for the company and generating revenue. The company will continue to develop this business in conjunction with its major in-house projects.

Application Development

We are currently developing an interactive mobile application for the Apple iPhone and Apple iPad devices. We are registered as an Apple developer and we plan on launching this application under our Apple SDK. We will also be introducing mobile development for the Google Android platform. We do not intend on developing applications for any RIM Blackberry mobile devices at this time. We may develop applications for RIM’s Blackberry devices in the near future. At this time, we are waiting for the latest OS version by RIM to further understand the revised architecture. We are currently in talks with several customers for the development of additional mobile applications.

Our budget for development of our interactive mobile application for iPhone and iPad is as follows:

iPhone / iPad Application Budget

iOS Programming	$10,000
Graphics & Artwork	$5,000
Social Media Marketing	$5,000
Search Engine Marketing	$5,000
Project Management	$5,000

Total:	$30,000

Results of operations for the three and six months ended December 31, 2011 and 2010, and for the period from inception through December 31, 2011

During the three months ended December 31, 2011, we earned revenue of $1,593. We incurred expenses in the amount of $24,381 for the three months ended December 31, 2011, consisting of professional fees in the amount of $12,382 and general and administrative expenses of $11,999. As a result, we incurred a net loss of $22,788 for the three months ended December 31, 2011. By comparison, we earned no revenue and had expenses and a net loss of $144,160 for the three months ended December 31, 2010.

During the six months ended December 31, 2011, we earned revenue of $4,762. We incurred expenses of $79,489, consisting of professional fees of $56,823 and general and administrative expenses of $22,666. As a result, we incurred a net loss of $74,727 for the six months ended December 31, 2011. By comparison, we incurred total expenses and net loss of $380,808 during the six months ended December 31, 2010. We have generated total income of $4,762, total expenses of $4,635,625, and a net loss of $4,630,863 from the inception of our current operations through December 31, 2011.

Our expenses have decreased for the three and six months ended December 31, 2011 compared to the same periods last year as a result of our change in business focus to social media marketing, deal-aggregator platforms, and related lines of business. Prior to July of 2011, we were engaged in the development of a bamboo plantation and processing facility in Laos. In the summer of 2011, a company called Sino Forest in Canada was accused of misrepresenting their operations in the Chinese forestry sector. The negative attention to the industry cased by the Sino Forest scandal caused a significant devaluation in our potential industry peers and competitors in this sector. As a result, we were unable to raise additional funds necessary to continue development of our bamboo project in Laos and were unable to make certain required trust deposits with the provincial government. Due to these developments, we were forced to abandon the project.

Start-up of our new operations has been less capital intensive than our former bamboo project, and our new businesses have started to generate some revenues. As we go forward with development and deployment of our social media marketing, deal-aggregator platforms, and related lines of business, however, we anticipate that both our expenses and our revenues will increase substantially over the course of the next 12 to 18 months.

Liquidity and Capital Resources

As of December 31, 2011, we had total current assets of $596, consisting entirely of cash. As December 31, 2011, we had currently liabilities of $78,184, consisting entirely of accounts payable. Accordingly, we had a working capital deficit of $77,588. We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development and expansion of our deal-aggregator, social media marketing, and related businesses. As discussed above, we will need to raise approximately $2,000,000 in additional capital in order to complete the full planned development of our CuponCidade deal-aggregator service. Although we are engaged in efforts to raise additional equity capital, we currently do not have any firm arrangements for the required equity financing and we may not be able to obtain such financing when required, in the amount necessary, or on terms that are financially feasible.

Off Balance Sheet Arrangements

As of December 31, 2011, there were no off balance sheet arrangements.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant business development activities. We have incurred cumulative net losses of $11,028,767 since our inception and require capital for our contemplated operational and marketing activities to take place. Our ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing, the successful development of our contemplated plan of operations, and our transition, ultimately, to the attainment of profitable operations are necessary for us to continue operations. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Currently, we do not believe that any accounting policies fit this definition.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

A smaller reporting company is not required to provide the information required by this Item.

Item 4. Controls and Procedures

We carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of December 31, 2011. This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, Derek Ivany. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of December 31, 2011, our disclosure controls and procedures are not effective. There have been no changes in our internal controls over financial reporting during the quarter ended December 31, 2011.

Management determined that the material weaknesses that resulted in controls being ineffective are primarily due to lack of resources and number of employees. Material weaknesses exist in the segregation of duties required for effective controls and various reconciliation and control procedures not regularly performed due to the lack of staff and resources.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act are recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Limitations on the Effectiveness of Internal Controls

Our management does not expect that our disclosure controls and procedures or our internal control over financial reporting will necessarily prevent all fraud and material error.   Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the internal control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate.

PART II – OTHER INFORMATION

Item 1. Legal Proceedings

We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Item 1A: Risk Factors

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business plan will be delayed and our business will not survive.

We have had limited working capital and will require significant additional cash to complete the development of our business plan. Our business plan calls for ongoing expenses in connection with the development of our CuponCidade deal-aggregator service, our iPhone and iPad applications, and other businesses. Our limited existing financial resources are not sufficient to fund the capital and operating requirements of our current and planned lines of business. We are seeking additional financing through the issuance of equity, debt, convertible debt or similar securities. Currently, however, we have no immediate access to additional financing. There can be no assurance that such additional financing, when and if necessary, will be available to us on acceptable terms, or at all.

Because our auditor has raised substantial doubt about our ability to continue as a going concern, our business has a high risk of failure.

The audit report of Silberstein Ungar, PLLC, is issued a going concern opinion and raised substantial doubt as to our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets. This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time.

The success of our business operations depends upon our ability to achieve profitable operations in the future. We plan to seek additional financing through debt and/or equity financing arrangements to secure funding for our operations. There can be no assurance that such additional financing will be available to us on acceptable terms or at all. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to successfully complete the development of our business plan and attain sustainable profitable operations, then our business will fail.

Because we have a limited operating history in our current lines of business, we are subject to the risks encountered by early-stage companies.

We began our CuponCidade deal-aggregator service and our social media marketing and related operations in July of 2011. Because we have a limited operating history in our current line of business, our operating prospects should be considered and evaluated in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

•	risks associated with our dependence on our core platform, CuponCidade, and related services, for the majority of our revenues for the foreseeable future;
•	risks that our growth strategy may not be successful; and
•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

Because our deal aggregator service is in a highly competitive market segment, competition presents an ongoing threat to the success of our business.

We expect competition in group buying generally, and discount aggregating in particular, to continue to increase because there are no significant barriers to entry.

Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger subscriber bases than we do. These factors may allow our competitors to benefit from their existing customer or subscriber base with lower customer acquisition costs or to respond more quickly than we can to new or emerging technologies and changes in consumer habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger subscriber bases or generate revenue from their subscriber bases more effectively than we do. Our competitors may offer services and applications that are similar to those that we offer and that achieve greater market acceptance. This could attract subscribers away from our websites and applications, reduce our market share and adversely impact our gross margin.

Because we have a rapidly evolving business model, our new product and service offerings could fail to attract or retain subscribers or generate revenue.

We have a rapidly evolving business model and are regularly exploring entry into new market segments and the introduction of new products and features with respect to which we may have limited experience. In addition, our subscribers may not respond favorably to our new products and services. These products and services may present new and significant technology challenges, and we may be subject to claims if subscribers of these offerings experience service disruptions or failures or other quality issues. If products or services we introduce, such as changes to our websites and applications, the introduction of social networking and location-based marketing elements to our websites, or entirely new lines of business that we may pursue, fail to engage subscribers or merchants, we may fail to acquire or retain subscribers or generate sufficient revenue or other value to justify our investment, and our business may be materially and adversely affected. Our ability to retain or increase our subscriber base and revenue will depend heavily on our ability to innovate and to create successful new products and services. In addition, the relative profitability, if any, of our new activities may be lower than that of our historical activities, and we may not generate sufficient revenue from new activities to recoup our investments in them. If any of this were to occur, it could damage our reputation, limit our growth and negatively affect our operating results.

Because our deal-aggregator business depends on a strong brand, if we are not able to maintain and enhance our brand, our ability to expand our base of subscribers will be impaired and our business and operating results will be harmed.

We believe that growing and enhancing the "CuponCidade" brand is critical to expanding our base of users. Maintaining and enhancing our brand may require us to make substantial investments and these investments may not be successful. If we fail to promote and maintain the "CuponCidade" brand, or if we incur excessive expenses in this effort, our business, operating results and financial condition will be materially and adversely affected. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. Maintaining and enhancing our brand will depend largely on our ability to be a deal-aggregating leader in the Brazilian market and to continue to provide reliable, trustworthy and high quality deals, which we may not do successfully.

Because the social media marketing landscape is subject to numerous ongoing changes, we may have a limited ability to generate consistent and growing revenues.

Our ability to develop a stable and substantial revenue stream from our social media marketing line of business may be hindered over the long term for a number of reasons, including the following:

•	social media marketing campaigns are, by their nature, limited in content relative to other media;
•	companies may be reluctant or slow to adopt a social media marketing campaign that replaces, limits or competes with their existing direct marketing efforts;
•	companies, such as Facebook and Twitter, may no longer grant us access to their websites in connection with our social media marketing platforms;
•	companies may not utilize social media marketing due to concerns of “click-fraud” particularly related to search engine placements (“click-fraud” is a form of online fraud when a person or computer program imitates a legitimate user by clicking on an advertisement for the purpose generating a charge per click without having an actual interest in the target of the advertisement’s link); and
•	regulatory actions may negatively impact certain business practices that we currently rely on to generate a portion of our revenue and profitability.

Because competition in the social media marketing market is intense, our ability to grow and to achieve profitability in that line of business may be limited.

The market for social media marketing services is highly competitive. We expect this competition to continue to increase, in part because there are no significant barriers to entry to the industry. Increased competition may result in price reductions, reduced margins and loss of market share. Our principal competitors include other companies that provide advertisers with Internet advertising solutions and companies that offer pay per click search services.

Competition for advertising placements among current and future suppliers of Internet navigational and informational services, high-traffic websites and social media sponsorship providers, as well as competition with other media for advertising placements, could result in significant price competition, declining margins and reductions in advertising revenue. In addition, as we continue our efforts to expand the scope of our services, we may compete with a greater number of other media companies across an increasing range of different services, including in vertical markets where competitors may have advantages in expertise, brand recognition and other areas. If existing or future competitors develop or offer products or services that provide significant performance, price, creative or other advantages over those offered by us, our business, prospects, results of operations and financial condition could be negatively affected. We also compete with traditional advertising media, such as direct mail, television, radio, cable and print for a share of advertisers’ total advertising budgets. Many current and potential competitors enjoy competitive advantages over us, such as longer operating histories, greater name recognition, larger customer bases, greater access to advertising space on high-traffic websites, and significantly greater financial, technical, sales and marketing resources. As a result, we may not be able to compete successfully. If we fail to compete successfully, we could lose customers or advertising inventory and our revenue and results of operations could decline.

Because our market is subject to rapid technological change, we must continually enhance our products and services to compete.

We must continue to enhance and improve the performance, functionality and reliability of our products and services. The social media marketing industries are characterized by rapid technological change, changes in user requirements and preferences, frequent new product and services introductions embodying new technologies and the emergence of new industry standards and practices that could render our products and services obsolete. In the past, we have discovered that some of our customers desire additional performance and functionality not currently offered by our products. Our success will depend, in part, on our ability to develop new products and services that address the increasingly sophisticated and varied needs of our customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of our technology and other proprietary technology involves significant technical and business risks. We may fail to use new technologies effectively or to adapt our proprietary technology and systems to customer requirements or emerging industry standards. If we are unable to adapt to changing market conditions, customer requirements or emerging industry standards, we may not be able to increase our revenue and expand our business.

If our technology platforms contain defects, we may need to suspend their availability and our business and reputation would be harmed.

Platforms as complex as ours often contain unknown and undetected errors or performance problems. Many serious defects are frequently found during the period immediately following introduction and initial release of new platforms or enhancements to existing platforms. Although we attempt to resolve all errors that we believe would be considered serious by our customers before making our platforms available to them, our products are not error-free. These errors or performance problems could result in lost revenues or delays in customer acceptance and would be detrimental to our business and reputation. We may not be able to detect and correct errors before releasing our product commercially. We cannot assure you that undetected errors or performance problems in our existing or future products will not be discovered in the future or that known errors, considered minor by us, will not be considered serious by our customers, resulting in a decrease in our revenues.

International operations could expose us to additional risks which could harm our business, prospects, results of operation, and financial condition.

Although we are based in Toronto, a significant portion of our current business development efforts are focused in the CuponCidade deal-aggregator service in Brazil. In addition to risks described elsewhere in this section, our international operations expose us to additional risks, including the following:

•	Changes in local political, economic, social, and labor conditions, which may adversely harm our business.
•	Restrictions on foreign ownership and investments, and stringent foreign exchange controls that might prevent us from repatriating cash earned in countries outside the U.S. or Canada.
•	Import and export requirements that may prevent us from offering products or providing services to a particular market and may increase our operating costs.
•	Currency exchange rate fluctuations and our ability to manage these fluctuations.
•	Longer payment cycles, increased credit risk, and higher levels of payment fraud.
•	Uncertainty regarding liability for services and content, including uncertainty as a result of local laws and lack of legal precedent.
•	Challenges caused by distance, language, and cultural differences, making it harder to do business in certain jurisdictions.

Risks Related to Legal Uncertainty

We may become subject to government regulation and legal uncertainties that could reduce demand for our products and services or increase the cost of doing business, thereby adversely affecting our financial results.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to Internet commerce. However, due to the increasing popularity and use of the social media, it is possible that a number of laws and regulations may become applicable to us or may be adopted in the future with respect to the Internet covering issues such as:

•	truth-in-advertising;
•	user privacy;
•	taxation;
•	right to access personal data;
•	copyrights;
•	distribution; and
•	characteristics and quality of services.

The applicability of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, encryption, taxation, libel, export or import matters and personal privacy to social media platforms is uncertain. The vast majority of these laws were adopted prior to the broad commercial use of social media platforms and related technologies. As a result, they do not contemplate or address the unique issues of social media and related technologies. Changes to these laws intended to address these issues, including some recently proposed changes, could create uncertainty in the social media marketplace. Such uncertainty could reduce demand for our services or increase the cost of doing business due to increased costs of litigation or increased service delivery costs.

Our social media marketing business is subject to the risks associated with word-of-mouth advertising and endorsements, such as violations of the “truth-in-advertising”, FTC Guides and other similar regulatory requirements and, more generally, loss of consumer confidence.

We and the advertisers and publishers that use our platforms are subject to Federal Trade Commission (“FTC”) and state rules on advertising and marketing on the Internet, including truth-in advertising rules and online advertising disclosures. In 2009, the FTC revised its Guides Concerning the Use of Endorsements and Testimonials in Advertising (the “Guides”). These new Guides significantly extend the scope of potential liability associated with the use of testimonials, endorsements, and new media methods, such as blogging, in advertising. In particular, the Guides provide that in a service that matches up advertisers with bloggers who will promote the advertiser’s products on their personal blogs, the advertiser and blogger are both subject to liability for misleading or unsubstantiated representations made through the blogger’s endorsement and the blogger is also liable if he or she fails to disclose clearly and conspicuously that he or she is being paid for his or her services. The Guides further provide that in order to limit its potential liability, the advertiser should ensure that the advertising service provides guidance and training to its bloggers concerning the need to ensure that statements they make are truthful and substantiated. If consumers are not advised of the paid relationship between advertiser and publisher with respect to the endorsements that they are relying on or if we do not otherwise comply with the FTC and state rules on advertising and marketing, then we could be subject to penalties that could include monetary damages and an order to cease our operations. More generally, if there is negative consumer perception of the practice of undisclosed compensation of social media users to endorse specific products, then our business could be adversely impacted.

If tax treatment of companies engaged in internet commerce is changed or expanded, it will adversely affect the commercial use of our services and our financial results.

Due to the global nature of social media, it is possible that various states or foreign countries might attempt to regulate our transmissions or levy sales, income or other taxes relating to our activities. Tax authorities at the international, federal, state and local levels are currently reviewing the appropriate treatment of companies engaged in internet commerce. New or revised international, federal, state or local tax regulations may subject us or our publishers to additional sales, income and other taxes. We cannot predict the effect of current attempts to impose sales, income or other taxes on commerce over social media. New or revised taxes and, in particular, sales taxes, VAT and similar taxes would likely increase the cost of doing business online and decrease the attractiveness of advertising and selling goods and services over social media. New taxes could also create significant increases in internal costs necessary to capture data, and collect and remit taxes. Any of these events could have an adverse effect on our business and results of operations.

If we fail to comply with federal, state and international privacy laws and regulations, or if new privacy laws or regulations are enacted, our business could be adversely affected.

A variety of federal, state and international laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. For example, recently there have been Congressional hearings and increased attention to the capture and use of location-based information relating to users of smartphones and other mobile devices. We have posted privacy policies and practices concerning the collection, use and disclosure of publisher data on our websites and platforms. Several internet companies have incurred penalties for failing to abide by the representations made in their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal, state or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could result in a loss of publishers or advertisers and adversely affect our business. Federal, state and international governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web "cookies" for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business.

We may be subject to lawsuits for information by our advertisers and social media publishers, which may affect our business.

Laws relating to the liability of providers of online services for activities of their advertisers or of social media publishers (such as bloggers, mobile users and tweeters) and for the content of their advertisers’ listings are currently unsettled. It is unclear whether we could be subjected to claims for defamation, negligence, copyright or trademark infringement or claims based on other theories relating to the information we publish on our websites or the information that is published across our platforms. These types of claims have been brought, sometimes successfully, against online services, as well as print publications in the past. We may not successfully avoid civil or criminal liability for unlawful activities carried out by our advertisers or social media publishers. Our potential liability for unlawful activities of our advertisers or social media publishers or for the content of our advertisers’ listings could require us to implement measures to reduce our exposure to such liability, which may require us, among other things, to spend substantial resources or to discontinue certain service offerings. Our insurance may not adequately protect us against these types of claims and the defense of such claims may divert the attention of our management from our operations. If we are subjected to such lawsuits, it may adversely affect our business.

If third parties claim that we infringe their intellectual property rights, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in our market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us.

Because we do not rely upon patents to protect our proprietary technology, our competitors may be able to offer similar products and services which would harm our competitive position.

We do not have patents on any of our technology and we have not filed any patent applications to date because we have determined that the costs of patent prosecution outweigh the benefits given the alternative of reliance upon copyright law to protect our computer code and other proprietary technology and properties. In addition to copyright laws, we rely upon service mark and trade secret laws, confidentiality procedures and contractual provisions to establish and protect our proprietary rights. As part of our confidentiality procedures, we enter into non-disclosure agreements with our employees and consultants. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. In addition, effective protection of intellectual property rights is unavailable or limited in certain foreign countries. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold.

If our deal aggregator service, CuponCidade, is deemed to be in violation of the API terms of use for one or more of the deal websites from which it aggregates content, its ability to continue functioning properly and to generate revenue may be severely impaired.

An application programming interface (API) is a source code based specification intended to be used as an interface by software components to communicate with each other. The practice of publishing APIs has allowed web communities to create an open architecture for sharing content and data between communities and applications. In this way, content that is created in one place can be dynamically posted and updated in multiple locations on the web.

Our ability to access the APIs published by various daily-deal websites and to use the data transmitted through the APIs in our CuponCidade deal-aggregator service is subject to the “terms of use” for the API published by each website. Typical API terms of use, among a multitude of other requirements, include certain branding requirements, prohibitions on modifying the content accessed through the API, restrictions on “bulk downloading,” and restrictions on display of the provider’s content in conjunction with certain content provided by its competitors. If the operation of our CuponCidade website is deemed to have violated the API terms of use by one or more of the daily-deal websites whose content we access through the provider’s API, our access to that provider’s API may be suspended or terminated, and our ability to provide quality content and to generate revenues through our CuponCidade service may be severely hindered.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None

Item 3. Defaults upon Senior Securities

None

Item 4. Removed and Reserved

Item 5. Other Information

On January 4, 2012, we entered into an online marketing contract with Edgewater Wireless Systems, Inc. Per the agreement, we will develop, execute, and manage a detailed online and social media marketing plan for Edgewater Wireless. The agreement provides us with a $10,000 engagement fee for initial set-up of the marketing campaign, a $2,000 monthly pay-per-click budget, and a monthly management fee of $2,500 for the each month during the 2012 calendar year. In addition, the agreement provides us with options to purchase up to 250,000 shares of common stock in Edgewater Wireless, which is publicly traded on the TSX Venture exchange. Twenty percent of the options are vested immediately, with the remainder vesting in quarterly phases over the course of 2012.

The foregoing is a summary of the material terms of our agreement with Edgewater Wireless, and not a complete description of its contents. The agreement should be reviewed in its entirety for additional detail.

Item 6. Exhibits

Exhibit Number	Description of Exhibit
10.1	Agreement with Edgewater Wireless Systems, Inc.
31.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Myriad Interactive Media, Inc.

Date:	February 14, 2012

By: /s/ Derek Ivany Derek Ivany Title: Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

[X]	Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended September 30, 2011

[ ]	Transition Report pursuant to 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from __________ to__________

Commission File Number: 000-27645

Myriad Interactive Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-0258277
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7 Ingram Drive, Suite 128, Toronto, Ontario, Canada M6M 2L7
(Address of principal executive offices)

(888) 648-9366 Ext. 2
(Registrant’s telephone number)
_____________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days [X] Yes [ ] No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). [ ] Yes [X] No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

[ ] Large accelerated filer Accelerated filer	[ ] Non-accelerated filer
[X] Smaller reporting company

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). [] Yes [X] No

State the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: 44,306,877 as of November 15, 2011.

TABLE OF CONTENTS
Page

PART I – FINANCIAL INFORMATION

Item 1:	Financial Statements	3
Item 2:	Management’s Discussion and Analysis of Financial Condition and Results of Operations	4
Item 3:	Quantitative and Qualitative Disclosures About Market Risk
Item 4:	Controls and Procedures

PART II – OTHER INFORMATION

Item 1:	Legal Proceedings
Item 1A:	Risk Factors
Item 2:	Unregistered Sales of Equity Securities and Use of Proceeds
Item 3:	Defaults Upon Senior Securities
Item 4:	(Removed and Reserved)
Item 5:	Other Information
Item 6:	Exhibits

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

Our financial statements included in this Form 10-Q are as follows:

F-1	Balance Sheet as of September 30, 2011 (unaudited) and June 30, 2011
F-2	Statements of Operations for the three months ended September 30, 2011 and 2010 and period from Inception to September 30, 2011 (unaudited)
F-3	Statements of Cash Flows for the three months ended September 30, 2011 and 2010 and period from Inception to September 30, 2011 (unaudited)
F-4	Notes to Financial Statements

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the SEC instructions to Form 10-Q. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the interim period ended September 30, 2011 are not necessarily indicative of the results that can be expected for the full year.

MYRIAD INTERACTIVE MEDIA, INC.

(FKA IVANY NGUYEN, INC.)

(An Exploration Stage Company)

Balance Sheets

ASSETS
	September 30,	June 30,
	2011	2011
	(unaudited)
CURRENT ASSETS

Cash	$7,783	$26,323
Prepaid expenses	8,482	26,630

Total Current Assets	16,265	52,953

EQUIPMENT, net	—	—

TOTAL ASSETS	$16,265	$52,953

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$80,078	$65,287
Due to shareholder	987	527

Total Current Liabilities	81,065	65,814

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; 10,000,000 shares authorized, at $0.001 par value, none issued or outstanding and outstanding	—	—
Common stock; 200,000,000 shares authorized, at $0.001 par value, 44,206,877 shares issued and outstanding, respectively	44,207	44,207
Additional paid-in capital	10,896,972	10,896,972
Deficit accumulated during the exploration stage	(11,005,979)	(10,954,040)

Total Stockholders' Equity (Deficit)	(64,800)	(12,861)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$16,265	$52,953

The accompanying notes are an integral part of these financial statements.

MYRIAD INTERACTIVE MEDIA, INC.

(FKA IVANY NGUYEN, INC.)

(An Exploration Stage Company)

Statements of Operations

(unaudited)

			From Inception
	For the Three Months Ended		Through
	September 30,		September 30,
	2011	2010	2011
REVENUES	$3,169	$—	$3,169
OPERATING EXPENSES
Exploration	—	—	170,873
Professional fees	44,441	217,364	1,615,800
General and administrative	10,667	18,779	2,273,286
Impairment of mining properties	—	—	545,221
Depreciation	—	505	6,064
Total Operating Expenses	55,108	236,648	4,611,244
LOSS FROM OPERATIONS	(51,939)	(236,648)	(4,608,075)
INCOME TAX EXPENSE	—	—	—
LOSS FROM CONTINUING OPERATIONS	(51,939)	(236,648)	(4,608,075)
DISCONTINUED OPERATIONS	—	—	(6,397,904)
NET LOSS	$(51,939)	$(236,648)	$(11,005,979)
BASIC LOSS PER SHARE	$(0.00)	$(0.01)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	44,206,877	39,809,075

The accompanying notes are an integral part of these financial statements.

MYRIAD INTERACTIVE MEDIA, INC.

(FKA IVANY NGUYEN, INC.)

(A Development Stage Company)

Statements of Cash Flows

(unaudited)

			From Inception
	For the Three Months Ended		Through
	September 30,		September 30,
	2011	2010	2011
OPERATING ACTIVITIES
Net loss	$(51,939)	$(236,648)	$(11,005,979)
Adjustments to reconcile net loss to net cash used by operating activities:
Discountinued operations	—	—	6,215,341
Value of options granted	—	—	1,758,233
Common stock issued for services	—	150,000	466,250
Depreciation	—	506	6,064
Impairment of mining properties	—	—	545,221
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	18,148	—	(8,942)
Due to shareholders	460	—	987
Increase (decrease) in accounts payable	14,791	(13,811)	80,538
Net Cash Used in Operating Activities	(18,540)	(99,953)	(1,942,287)
INVESTING ACTIVITIES
Purchase of mineral properties	—	—	(447,113)
Purchase of computer equipment	—	—	(6,064)
Net Cash Used in Investing Activities	—	—	(453,177)
FINANCING ACTIVITIES
Proceeds from common stock	—	55,000	2,403,247
Repayment of notes payable	—	—	(40,247)
Proceeds from notes payable	—	—	40,247
Repayment to shareholder	—	—	(160,962)
Borrowings from shareholder	—	—	160,962
Net Cash Provided by Financing Activities	—	55,000	2,403,247
NET INCREASE (DECREASE) IN CASH	(18,540)	(44,953)	7,783
CASH AT BEGINNING OF PERIOD	26,323	69,461	—
CASH AT END OF PERIOD	$7,783	$24,508	$7,783
SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$—	$—	$—
Income Taxes	$—	$—	$—
NON CASH FINANCING ACTIVITIES:
Common stock issued for mineral properties	$—	$—	$98,108
Common stock issued for prepaid expenses	—	—	72,000

The accompanying notes are an integral part of these financial statements.

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

September 30, 2011 and June 30, 2011

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

On July 6, 2011, the Company’s board of directors approved a merger with its wholly-owned subsidiary, Myriad Acquisition Corp.  As part of the merger with the wholly owned subsidiary, the Company’s board authorized a change in the name of the company to “Myriad Interactive Media, Inc.”

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at September 30, 2011 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 2011 audited financial statements. The results of operations for the period ended June 30, 2011 is not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. During the three months ended September 30, 2011, the Company realized a net loss of $51,939 and has incurred an accumulated deficit of $11,005,979. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company currently has consulting agreements with two of the Company’s officers. Each agreement authorizes each member to receive $6,000 per month in consulting fees along with reimbursement of expenses incurred on the Company’s behalf. During the three months ended September 30, 2011 the Company paid $30,148 in combined fees and expense reimbursements to these two officers.

NOTE 4 – CAPITAL STOCK TRANSACTIONS

Preferred stock

The authorized preferred stock is 10,000,000 shares with a par value of $0.001. As of September 30, 2011, the Company has no shares of preferred stock issued or outstanding.

NOTE 4 – CAPITAL STOCK TRANSACTIONS (CONTINUED)

Common stock

The authorized common stock is 200,000,000 shares with a par value of $0.001. As of September 30, 2011, 44,206,877 shares were issued and outstanding, respectively.

During the year ended June 30, 2007, the Company completed a reverse split on its common stock from 500 shares to 1 share. The reverse stock split is reflected on a retroactive basis.

During the year ended June 30, 2008, the Company issued 5,055,845 shares of its common stock for cash of $1,278,247. The Company also issued 20,150,000 shares of its common stock for mineral properties valued at $98,108. The Company issued 2,500,000 options valued at $1,528,233.

During the year ended June 30, 2008, the Company issued 5,055,845 shares of its common stock for cash of $1,278,247. The Company also issued 20,150,000 shares of its common stock for mineral properties valued at $98,108. The Company issued 2,500,000 options valued at $1,528,233.

During the year ended June 30, 2009, the Company issued 10,200,000 shares of its common stock for $510,000 cash. Of this, $19,000 was recorded as a stock subscription payable because the shares were not issued until after the end of the fiscal year. During this year the Company also issued 100,000 common shares for options exercised at $0.05 per share.   An additional 300,000 shares of common stock were issued for services at $0.91 per share based on the market value of the stock on the date of issuance.

During the year ended June 30, 2010, the Company issued 600,000 shares of common stock for $30,000 cash. During this year the Company also issued 380,000 in fulfillment of the $19,000 stock subscription payable recorded in the previous year and 2,225,000 shares of common stock for options exercised at $0.10 per share. The Company also issued 225,000 common shares to a public relations and marketing firm as compensation for services performed valued at $0.17 per share based on the stock price on the date of issuance. During the 2010 fiscal year the Company issued 1,000,000 warrants with a fair value of $230,000 in exchange for services. The fair value of the warrants was determined using the Black-Scholes valuation model under the assumptions detailed in Note 7.

During the year ended June 30, 2011, the Company issued 550,000 shares of common stock for $55,000 cash to warrant holders upon the exercise of the warrants. The Company also issued 750,000 shares of common stock to a consultant for services performed. The stock was valued at $75,000 based on the per share trading price on the grant date. The Company also issued 400,000 shares of common stock to two consultants for consulting services to be provided over a term of one year. The stock was valued at $80,000 based on the per share trading price on the grant date. The services are being expensed over the twelve month contract. The remaining balance of the prepaid consulting fees was $26,630 as of June 30, 2011. During the year ended June 30, 2011, the Company also issued 3,000,000 shares of common stock with 3,000,000 attached warrants for cash proceeds of $300,000. The warrants are exercisable for a two year period at an exercise price of $0.15. The Company valued these warrants using the Black-Scholes valuation model using the assumptions detailed in footnote 7 and attributed a total of $148,377 of the total $300,000 proceeds to the warrants based on their relative fair value.

NOTE 5 – STOCK OPTIONS AND WARRANTS

The estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses is determined using the Black-Scholes evaluation model.

On June 10, 2010, the Company entered into an Investor Relations Agreement for investor and public relations services.  The services will include organizing presentations in several European cities, assistance with coverage in the German financial media, and certain shareholder relations matters. Under the Agreement, the Company agreed to compensate the consultant with options to purchase 1,000,000 shares of our common stock at an exercise price of $0.20 per share.

NOTE 5 – STOCK OPTIONS AND WARRANTS (CONTINUED)

During the years ended June 30, 2011 and 2010, the estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses was determined using the Black-Scholes pricing model and the following assumptions: expected term of 2-5 years, a risk free interest rate of 2.05-3.35%, a dividend yield of 0% and volatility of 90-907%. The amount of the expense charged to operations for compensatory options and warrants granted in exchange for services was $1,758,233.

During the year ended June 30, 2011 no compensatory common stock purchase options were granted. On October 17, 2010, the Company issued 1,000,000 warrants in conjunction with common stock sold for cash. These warrants have a two year life and an exercise price of $0.15. The Company calculated a relative fair value for these warrants based on a volatility of 142%, a risk-free interest rate of .37% and a stock price on the date of issuance of $0.20.

Additionally, on December 3, 2010, the Company issued 2,000,000 warrants in conjunction with common stock sold for cash. These warrants have a two year life and an exercise price of $0.15. The Company calculated a relative fair value for these warrants based on a volatility of 147%, a risk-free interest rate of .49% and a stock price on the date of issuance of $0.12.

Changes in stock purchase warrants issued through September 30, 2011 were as follows:

		Weighted
	Number	Average	Value
	Of	Exercise	if
	Options	Price	Exercised
Outstanding, June 30, 2009	2,400,000	0.10	$240,000
Exercisable, June 30, 2009	2,400,000	0.10	240,000

Granted	—	—	—
Exercised	1,000,000	0.20	200,000
Cancelled	(2,400,000)	0.10	(240,000)
Outstanding, June 30, 2010	1,000,000	0.20	200,000
Exercisable, June 30, 2010	1,000,000	0.20	200,000

Granted	1,000,000	0.20	200,000
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, June 30, 2011	1,000,000	0.20	200,000
Exercisable, June 30, 2011	1,000,000	0.20	200,000

Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, September 30, 2011	1,000,000	$0.20	$200,000
Exercisable, September 30, 2011	1,000,000	$0.20	$200,000

NOTE 5 – STOCK OPTIONS AND WARRANTS (CONTINUED)

Changes in stock purchase warrants during the years ended June 30, 2011 and 2010 are as follows:

		Weighted
	Number	Average	Value
	Of	Exercise	if
	Warrants	Price	Exercised
Outstanding, June 30, 2009	5,055,845	0.25	$1,278,247
Exercisable, June 30, 2009	5,055,845	0.25	1,278,247

Granted	23,819,613	0.10	2,381,961
Exercised	(2,250,000)	0.10	(225,000)
Cancelled	(5,055,845)	0.25	(1,278,247)
Outstanding, June 30, 2010	21,569,613	0.10	2,156,961
Exercisable, June 30, 2010	21,569,613	0.10	2,156,961

Granted	3,000,000	0.15	150,000
Exercised	(550,000)	0.15	(55,000)
Cancelled	—	0.10	—
Outstanding, June 30, 2011	24,019,613	0.11	2,551,961
Exercisable, June 30, 2011	24,019,613	0.11	2,551,961

Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, September 30, 2011	24,019,613	$0.11	$2,551,961
Exercisable, September 30, 2011	24,019,613	$0.11	$2,551,961

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855, Company management reviewed all material events through the date these financial statements were issued, and has determined that there are no additional material subsequent events to report.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Description of Business

We are a Delaware corporation formed on July 13, 1999. Our principal executive offices are located at 7 Ingram Drive, suite 128 Toronto, Ontario, Canada M6M 2L7. Our telephone number is 1-888 648-9366 EXT 2. On July 6, 2011, we changed our name to Myriad Interactive Media, Inc. Concurrently with the name change, we shifted our focus to the development of a search engine and social media marketing business. We have formed an interactive marketing team consisting of industry experts in search engine marketing and social media marketing. We plan to manage complex search programs and offer strategic insight into the design, development, launch and maintenance of such programs. In addition, we are focusing on the development of interactive media websites and plan to enter the mobile application market in the near future.

We will need to raise approximately $250,000 in new capital in the short-term to put together a working environment for our team to assemble together for efficient production and growth. Our new business venture will earn revenue from marketing campaign development and management, web and media design and development, and interactive application development.

Prior to shifting our focus toward search engine and social media marketing, we were working on the development of a bamboo plantation and harvesting venture in Attapeu province in Laos PDR. In the summer of 2011, a company called Sino Forest in Canada was accused of misrepresenting their operations in the Chinese forestry sector. The negative attention to the industry cased by the Sino Forest scandal caused a significant devaluation in our potential industry peers and competitors in this sector. As a result, we were unable to raise additional funds necessary to continue development of our bamboo project in Laos and were unable to make certain required trust deposits with the provincial government. Due to these developments, we were forced to abandon the project.

Results of operations for the three months ended September 30, 2011 and 2010, and for the period from inception through September 30, 2011

During the three months ended September 30, 2011, we earned revenue of $3,169. We incurred expenses in the amount of $51,939 for the three months ended September 30, 2011, resulting in a net loss for the quarter of $51,939. By comparison, we earned no revenue and had expenses and a net loss of $236,648 for the three months ended September 30, 2010. Our expenses during the three months ended September 30, 2011 and the three months ended September 30, 2010 consisted primarily of professional fees and general and administrative expenses. We have incurred total expenses and a net loss of $4,608,075 from the inception of our current operations through September 30, 2011.

Our losses are attributable to operating expenses together with a lack of any revenues. We anticipate our operating expenses will increase as we continue with our plan of operations

Liquidity and Capital Resources

As of September 30, 2011, we had total current assets of $16,625, consisting of cash in the amount of $7,783 and prepaid expenses in the amount of $8,482. As September 30, 2011, we had currently liabilities of $81,605, consisting almost entirely of accounts payable. Accordingly, we had a working capital deficit of $64,980. We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development and expansion of our planned search engine and social media marketing business. We will need to raise approximately $250,000 in new capital in the short-term to put together a working environment for our team to assemble together for efficient production and growth. Although we are engaged in efforts to raise additional equity capital, we currently do not have any firm arrangements for the required equity financing and we may not be able to obtain such financing when required, in the amount necessary, or on terms that are financially feasible.

Off Balance Sheet Arrangements

As of September 30, 2011, there were no off balance sheet arrangements.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant business development activities. We have incurred cumulative net losses of $11,005,979 since our inception and require capital for our contemplated operational and marketing activities to take place. Our ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing, the successful development of our contemplated plan of operations, and our transition, ultimately, to the attainment of profitable operations are necessary for us to continue operations. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Currently, we do not believe that any accounting policies fit this definition.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

A smaller reporting company is not required to provide the information required by this Item.

Item 4. Controls and Procedures

We carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of March 31, 2011. This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, Derek Ivany. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of September 30, 2011, our disclosure controls and procedures are not effective. There have been no changes in our internal controls over financial reporting during the quarter ended September 30, 2011.

Management determined that the material weaknesses that resulted in controls being ineffective are primarily due to lack of resources and number of employees. Material weaknesses exist in the segregation of duties required for effective controls and various reconciliation and control procedures not regularly performed due to the lack of staff and resources.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act are recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Limitations on the Effectiveness of Internal Controls

Our management does not expect that our disclosure controls and procedures or our internal control over financial reporting will necessarily prevent all fraud and material error.   Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the internal control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate.

PART II – OTHER INFORMATION

Item 1. Legal Proceedings

We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Item 1A: Risk Factors

A smaller reporting company is not required to provide the information required by this Item.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None

Item 3. Defaults upon Senior Securities

None

Item 4. Removed and Reserved

Item 5. Other Information

None

Item 6. Exhibits

Exhibit Number	Description of Exhibit
31.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Myriad Interactive Media, Inc.

Date:	November 15, 2011

By: /s/ Derek Ivany Derek Ivany Title: Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

[X]	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended June 30, 2011
[ ]	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
For the transition period from _________ to ________
Commission file number: 000-27645

Myriad Interactive Media, Inc.
(Exact name of registrant as specified in its charter)
Delaware	88-0258277
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7 Ingram Drive, Suite 128 Toronto, Ontario, Canada	M6M 2L7
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number: (888) 648-9366 EXT 2

Securities registered under Section 12(b) of the Exchange Act:
Title of each class	Name of each exchange on which registered
None	not applicable
Securities registered under Section 12(g) of the Exchange Act:
Title of each class	Name of each exchange on which registered
None	not applicable

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes [ ] No [X]

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes [] No [X]

Check whether the Issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 229.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes [ ] No [X]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. Yes [X] No [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ] Accelerated filer [ ] Non-accelerated filer [ ] Smaller reporting company [X]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [ ] No [X]

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last business day of the registrant’s most recently completed second fiscal quarter. Approx. $7,641,375 as of December 31, 2010.

Indicate the number of shares outstanding of each of the registrant’s classes of common stock, as of the latest practicable date. 44,206,877 as of October 25, 2011.

PART IV
Item 15.	Exhibits, Financial Statement Schedules	21

PART I

Item 1. Business

Principal Place of Business

Our principal offices are located at 7 Ingram Drive, suite 128 Toronto, Ontario, Canada M6M 2L7.

Description of Business

We are a Delaware corporation formed on July 13, 1999. Our principal executive offices are located at 7 Ingram Drive, suite 128 Toronto, Ontario, Canada M6M 2L7. Our telephone number is 1-888 648-9366 EXT 2. On July 6, 2011, we changed our name to Myriad Interactive Media, Inc. Concurrently with the name change, we shifted our focus to the development of a search engine and social media marketing business. We have formed an interactive marketing team consisting of industry experts in search engine marketing and social media marketing. We plan to manage complex search programs and offer strategic insight into the design, development, launch and maintenance of such programs. In addition, we are focusing on the development of interactive media websites and plan to enter the mobile application market in the near future.

We will need to raise approximately $250,000 in new capital in the short-term to put together a working environment for our team to assemble together for efficient production and growth. Our new business venture will earn revenue from marketing campaign development and management, web and media design and development, and interactive application development.

Prior to shifting our focus toward search engine and social media marketing, we were working on the development of a bamboo plantation and harvesting venture in Attapeu province in Laos PDR. In the summer of 2011, a company called Sino Forest in Canada was accused of misrepresenting their operations in the Chinese forestry sector. The negative attention to the industry cased by the Sino Forest scandal caused a significant devaluation in our potential industry peers and competitors in this sector. As a result, we were unable to raise additional funds necessary to continue development of our bamboo project in Laos and were unable to make certain required trust deposits with the provincial government. Due to these developments, we were forced to abandon the project.

Employees

We currently have no employees. We conduct our business largely through agreements with consultants and other independent third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Item 1A. Risk Factors.

A smaller reporting company is not required to provide the information required by this Item.

Item 1B. Unresolved Staff Comments

A smaller reporting company is not required to provide the information required by this Item.

Item 2. Properties

We currently own a mineral property in Canada know as the Zama Lake Pb-Zn property. The property consists of 6 sections of a metallic permit with each section covering approximately 256 hectares for a total of 1536 hectares located 700 km north northwest of Edmonton Alberta. We are not currently pursuing exploration or development of this property and are in the process of divesting it.

Our Executive Offices

Our principal executive offices are located at, Ingram Drive, suite 128 Toronto, Ontario, Canada M6M 2L7. Our mailing address is the same. Our telephone number is 1-888-648-9366 EXT 2.

Item 3. Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Delaware is Corporation Service Company, 2711 Centerville Rd., Suite 400, Wilmington, DE 19808.

Item 4. Submission of Matters to a Vote of Security Holders

No matters were submitted to a vote of the Company's shareholders during the fiscal year ended June 30, 2011.

PART II

Item 5. Market for Registrant’s Common Equity and Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “MYRY.OB.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ended June 30, 2011
Quarter Ended	High $	Low $
September 30, 2010	$0.20	$0.15
December 31, 2010	$0.20	$0.06
March 31, 2011	$0.25	$0.14
June 30, 2011	$0.10	$0.022

Fiscal Year Ended June 30, 2010
Quarter Ended	High $	Low $
September 30, 2009	0.40	0.05
December 31, 2009	0.30	0.05
March 31, 2010	0.29	0.15
June 30, 2010	0.23	0.17

On September 26, 2011, the last sales price per share of our common stock was $0.12.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

As of October 25, 2011, we had 44,206,877 shares of our common stock issued and outstanding, held by 104 shareholders of record, as well as other stockholders who hold shares in street name.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Delaware General Corporation Law (the “DGCL”) provides that a corporation may pay dividends out of surplus, out the corporation's net profits for the preceding fiscal year, or both provided that there remains in the stated capital account an amount equal to the par value represented by all shares of the corporation's stock raving a distribution preference.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

On October 18, 2007, our Board of Directors approved the adoption of the 2007 Stock Option Plan of Ivany Mining, Inc. (the “Plan”).  On July 24, 2008, we filed a Registration Statement on Form S-8 to register with the Securities and Exchange Commission (the “Commission”) 5,000,000 shares of our common stock, par value $0.001 per share, which may be issued by us upon the exercise of options granted, or other awards made, pursuant to the terms of the Plan.  A copy of the Plan was filed as an exhibit with the Form S-8 on July 24, 2008. Options to purchase total of 5,000,000 shares are currently issued and outstanding under the plan, and there are therefore no remaining shares currently authorized but not awarded under the Plan.

Recent Sales of Unregistered Securities

On July 10, 2009, we closed a private offering of Units sold at a price of $0.05 per Unit. Each Unit consists of one share of common stock, par value $0.001, and one warrant to purchase one share of common stock at a price of $0.10, exercisable for three (3) years. A total of 11,180,000 Units were sold to a total of ten (10) purchasers, resulting in total proceeds to the Company of $559,000 for the Units sold. The Units were offered exclusively to accredited investors and the offering and sale of the Units was exempt from registration under Rule 506 of Regulation D.

On March 16, 2010, we issued 750,000 shares of common stock to Arclight Capital, LLC pursuant to the shareholder’s exercise of warrants to purchase 750,000 shares of common stock at a price of $0.10 per share. Proceeds of $75,000 were received.

On March 29, 2010, we issued 1,500,000 shares of common stock to Spectra Capital Management, LLC pursuant to the shareholder’s exercise of warrants to purchase 1,500,000 shares of common stock at a purchase price of $0.10 per share. Proceeds of $150,000 were received.

On April 19, 2010, we issued 225,000 shares of common stock to CityVac IR Services as compensation paid pursuant to the terms of our Public Relations, Promotion and Marketing Letter Agreement with that company.

On September 30, 2010, we issued 750,000 shares of common stock to General Research GmbH as compensation pursuant to the terms of our Investor Relations Agreement with that company.

Item 6. Selected Financial Data

A smaller reporting company is not required to provide the information required by this Item.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results of Operations for the years ended June 30, 2011 and 2010, and from inception through June 30, 2011

We have not earned any revenues since the inception of our current business operations through June 30, 2011. We incurred operating expenses and net losses in the amount of $540,166 for the year ended June 30, 2011, compared to $863,858 for the year ended June 30, 2010. We have incurred total operating expenses and net losses of $10,954,040 from inception through June 30, 2011. Our losses are attributable to operating expenses together with a lack of any revenues. We anticipate our operating expenses will increase as we continue with our plan of operations.

Liquidity and Capital Resources

As of June 30, 2011, we had total current assets of $52,953, consisting of cash in the amount of $26,323 and prepaid expenses in the amount of $26,630. As June 30, 2011, we had current liabilities of $65,814, consisting almost entirely of accounts payable. Accordingly, we had a working capital deficit of $12,861. We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development and expansion of our planned search engine and social media marketing business. We will need to raise approximately $250,000 in new capital in the short-term to put together a working environment for our team to assemble together for efficient production and growth. Although we are engaged in efforts to raise additional equity capital, we currently do not have any firm arrangements for the required equity financing and we may not be able to obtain such financing when required, in the amount necessary, or on terms that are financially feasible.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant business development activities. We have incurred cumulative net losses of $10,413,874 since our inception and require capital for our contemplated operational and marketing activities to take place. Our ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing, the successful development of our contemplated plan of operations, and our transition, ultimately, to the attainment of profitable operations are necessary for us to continue operations. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment.

Research and Development

We will not be conducting any product research or development during the next 12 months.

Off Balance Sheet Arrangements

As June 30, 2011, there were no off balance sheet arrangements.

Item 7A. Quantitative and Qualitative Disclosures about Market Risk

A smaller reporting company is not required to provide the information required by this Item.

Item 8. Financial Statements and Supplementary Data

Index to Financial Statements Required by Article 8 of Regulation S-X:

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firm
F-2	Consolidated Balance Sheets as of June 30, 2011 and 2010
F-3	Statements of Operations for the years ended June 30, 2011 and 2010 and period from inception to June 30, 2011
F-4	Statement of Stockholders’ Equity (Deficit) for period from inception to June 30, 2011
F-5	Statements of Cash Flows for the years ended June 30, 2011 and 2010 and period from inception to June 30, 2011
F-6	Notes to Financial Statements

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Boards of Directors

Myriad Interactive Media, Inc.

St. Leonard, Quebec, Canada

We have audited the accompanying balance sheets of Myriad Interactive Media, Inc. (formerly Ivany Nguyen, Inc.), as of June 30, 2011 and 2010, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and the period from inception through June 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Myriad Interactive Media, Inc. (formerly Ivany Nguyen, Inc.), as of June 30, 2011 and 2010 and the results of its operations and cash flows for the years then ended and the period from inception through June 30, 2011, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Myriad Interactive Media, Inc. (formerly Ivany Nguyen, Inc.) will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operations, has negative working capital and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan

October 24, 2011

MYRIAD INTERACTIVE MEDIA, INC.

(FKA IVANY NGUYEN, INC.)

(An Exploration Stage Company)

Balance Sheets

As of June 30, 2011 and 2010

Assets

	June 30,	June 30,
	2011	2010

CURRENT ASSETS
Cash	$26,323	$69,461
Prepaid expenses	26,630	—
Total Current Assets	52,953	69,461

Property and equipment, net	—	1,266

TOTAL ASSETS	$52,953	$70,727

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$65,287	$53,422
Due to shareholder	527	—
Total Current Liabilities	65,814	53,422

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock; 10,000,000 shares authorized, at $0.001 par value, none issued or outstanding and outstanding	—	—
Common stock; 200,000,000 shares authorized, at $0.001 par value, 44,206,877 and 39,506,877 shares issued and outstanding, respectively	44,207	39,507
Additional paid-in capital	10,896,972	10,391,672
Deficit accumulated during the exploration stage	(10,954,040)	(10,413,874)

Total Stockholders' Equity (Deficit)	(12,861)	17,305
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$52,953	$70,727

MYRIAD INTERACTIVE MEDIA, INC.

(FKA IVANY NGUYEN, INC.)

(An Exploration Stage Company)

Statements of Operations

For the Years Ended June 30, 2011 and 2010

For the Period from Inception through June 30, 2011

	For the Year Ended		From Inception Through
	June 30,		June 30,
	2011	2010	2011

REVENUES	$—	$—	$—

OPERATING EXPENSES

Exploration	—	—	170,873
Professional fees	457,247	645,223	1,571,359
General and administrative	81,653	216,615	2,262,619
Impairment of mining properties	—	—	545,221
Depreciation	1,266	2,020	6,064

Total Operating Expenses	540,166	863,858	4,556,136

LOSS FROM OPERATIONS	(540,166)	(863,858)	(4,556,136)

INCOME TAX EXPENSE	—	—	—

LOSS FROM CONTINUING OPERATIONS	(540,166)	(863,858)	(4,556,136)

DISCONTINUED OPERATIONS	—	—	(6,397,904)

NET LOSS	$(540,166)	$(863,858)	$(10,954,040)

BASIC LOSS PER SHARE	$(0.01)	$(0.02)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	42,661,822	36,980,594

MYRIAD INTERACTIVE MEDIA, INC.

(FKA IVANY NGUYEN, INC.)

(An Exploration Stage Company)

Statement of Stockholders' Equity (Deficit)

As of June 30, 2011

					Deficit
				Stock	Accumulated	Total
			Additional	Subscription	During the	Stockholders'
	Common Stock		Paid-In	(Receivable)	Exploration	Equity
	Shares	Amount	Capital	Payable	Stage	(Deficit)

Balance, June 30, 2005	246,032	$246	$6,215,095	$—	$(6,330,697)	$(115,356)

Net loss for the year ended June 30, 2006	—	—	—	—	(28,518)	(28,518)

Balance, June 30, 2006	246,032	246	6,215,095	—	(6,359,215)	(143,874)

Net loss for the year ended June 30, 2007	—	—	—	—	(38,689)	(38,689)

Balance, June 30, 2007	246,032	246	6,215,095	—	(6,397,904)	(182,563)

Mineral properties acquired for common stock	20,150,000	20,150	77,958	—	—	98,108

Common stock issued for cash	5,055,845	5,056	1,273,191	—	—	1,278,247

Value of options granted	—	—	1,528,233	—	—	1,528,233

Net loss for the year ended June 30, 2008	—	—	—	—	(2,631,422)	(2,631,422)

Balance, June 30, 2008	25,451,877	25,452	9,094,477	—	(9,029,326)	90,603

Common stock issued for services at $0.91 per share	300,000	300	272,700	—	—	273,000

Common stock issued for exercised options at $0.05 per share	100,000	100	4,900	—	—	5,000

Common stock issued for cash at $0.05 per share	10,200,000	10,200	480,800	19,000	—	510,000

Net loss for the year ended June 30, 2009	—	—	—	—	(520,690)	(520,690)

Balance, June 30, 2009	36,051,877	36,052	9,852,877	19,000	(9,550,016)	357,913

Common stock issued for stock subscription receivable at $0.05 per share	380,000	380	18,620	(19,000)	—	—

Common stock issued for cash at $0.05 per share	600,000	600	29,400	—	—	30,000

Common stock issued for exercised options at $0.10 per share	2,250,000	2,250	222,750	—	—	225,000

Common stock issued for services at $0.17 per share	225,000	225	38,025	—	—	38,250

Fair value of warrants issued for services	—	—	230,000	—	—	230,000

Net loss for the year ended June 30, 2010	—	—	—	—	(863,858)	(863,858)

Balance, June 30, 2010	39,506,877	39,507	10,391,672	—	(10,413,874)	17,305

Common stock issued for services at $0.20 per share	400,000	400	79,600	—	—	80,000

Common stock issued for services at $0.10 per share	750,000	750	74,250	—	—	75,000

Common stock issued for cash at $0.10 per share	3,000,000	3,000	297,000	—	—	300,000

Warrants exercised for cash at $0.10 per share	550,000	550	54,450	—	—	55,000

Net loss for the year ended June 30, 2011	—	—	—	—	(540,166)	(540,166)

Balance, June 30, 2011	44,206,877	$44,207	$10,896,972	$—	$(10,954,040)	$(12,861)

MYRIAD INTERACTIVE MEDIA, INC.

(FKA IVANY NGUYEN, INC.)

(A Development Stage Company)

Statements of Cash Flows

For the Years Ended June 30, 2011 and 2010

For the Period from Inception through June 30, 2011

	For the Year Ended		From Inception Through
	June 30,		June 30,
	2011	2010	2011
OPERATING ACTIVITIES
Net loss for the period	$(540,166)	$(863,858)	$(10,954,040)
Adjustments to reconcile net loss to net cash
used by operating activities:
Discountinued operations	—	—	6,215,341
Value of options granted	—	230,000	1,758,233
Common stock issued for services	155,000	38,250	466,250
Depreciation	1,266	2,020	6,064
Impairment of mining properties	—	—	545,221
Changes in operating assets and liabilities:
(Increase) in prepaid expenses	(26,630)	0	(26,630)
Increase (decrease) in accounts payable	11,865	(231)	65,287
Increase in due to shareholder	527	—	527
Net Cash Used in Operating Activities	(398,138)	(593,819)	(1,923,747)

INVESTING ACTIVITIES
Purchase of mineral properties	—	—	(447,113)
Purchase of computer equipment	—	—	(6,064)
Net Cash Used in Investing Activities	—	—	(453,177)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	355,000	255,000	2,403,247
Repayment of notes payable	—	—	(40,247)
Proceeds from notes payable	—	—	40,247
Repayment to shareholder	—	(46,983)	(160,962)
Borrowings from shareholder	—	—	160,962
Net Cash Provided by Financing Activities	355,000	208,017	2,403,247

NET INCREASE (DECREASE) IN CASH	(43,138)	(385,802)	26,323
CASH AT BEGINNING OF PERIOD	69,461	455,263	—
CASH AT END OF PERIOD	$26,323	$69,461	$26,323

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$—	$—
Cash paid for income taxes	$—	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for mineral properties	$—	$—	$98,108
Common stock issued for prepaid expenses	72,000	—	72,000

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

June 30, 2011 and 2010

NOTE 1 – DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of Business

Myriad Interactive Media, Inc. (Fka Ivany Mining, Inc.) (referred to as the “Company”) was previously involved in the e-business industry. It provided end-to-end, e-business solutions to businesses interested in doing e-tailing (selling of retail goods on the Internet). As of June 30, 2007 the Company determined to focus on the strategic acquisition and development of uranium, diamond, base metals, and precious metals properties on a worldwide basis. Accordingly, it was reclassified as an exploration stage company and its prior operations were reclassified to discontinued operations.

History

The Company was incorporated in Nevada on April 23, 1990, as Investor Club of the United States. The name was changed to Noble Financing Group Inc. (in 1992), then to Newman Energy Technologies Incorporated (1998), then World Star Asia, Inc. (1998), Comgen Corp. (1998) and then to Planet411.com Corporation on February 11, 1999 to reflect its then current business objectives. Planet411.com Inc. was incorporated on July 13, 1999. Planet411.com Corporation was merged with and into Planet411.com Inc. (referred to as the “Company”) on October 6, 1999 for the sole purpose of changing the Company's jurisdiction of incorporation to Delaware. On July 18, 2007, the Company filed a Certificate of Merger with the Secretary of State of Delaware in order to effectuate a merger whereby the Company (as Planet411.com Inc.) would merge with its wholly-owned subsidiary, Ivany Mining Inc., as a parent/ subsidiary merger with the Company as the surviving corporation. This merger, which became effective as of July 18, 2007, was completed pursuant to Section Title 8, Section 251(c) of the Delaware General Corporation Law. Upon completion of this merger, the Company's name was changed to "Ivany Mining Inc." and the Company's Articles of Incorporation have been amended to reflect this name change. On February 16, 2010 the Company’s name was changed to Ivany Nguyen, Inc. On July 6, 2011 the Company’s name was changed to Myriad Interactive Media, Inc.

Definition of Fiscal Year

The Company’s fiscal year end is June 30.

Use of Estimates

The preparation of audited financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification of Financial Statement Accounts

Certain amounts in the June 30, 2010 financial statements have been reclassified to conform to the presentation in the June 30, 2011 financial statements.

Cash and Cash Equivalents

For purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase, to be cash equivalents.

Concentration of Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash.  Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States.  The Company occasionally maintains amounts on deposit with a financial institution that are in excess of the federally insured limits . The risk is managed by maintaining all deposits in high quality financial institutions.

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation. Depreciation and amortization is calculated using the straight-line method over the expected useful life of the asset, after the asset is placed in service.

 MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

June 30, 2011 and 2010

NOTE 1 – DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Company has adopted ASC 805, “Disclosure About Fair Value of Financial Instruments”, which requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to the short-term nature.

Revenue Recognition Policy

The Company will determine its revenue recognition policies upon commencement of its principle operations.

Advertising Costs

The Company expenses all costs of advertising as incurred.  There were no advertising costs included in selling and marketing expenses during the reported periods.

Share-Based Compensation

The Company follows the provisions of ASC 718, “Share-Based Payment” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  The Company uses the Black-Scholes pricing model for determining the fair value of stock based compensation.

Equity instruments issued to non-employees for goods or services are accounted for at fair value and are marked to market until service is complete or a performance commitment date is reached, whichever is earlier.

Earnings (loss) per Share

Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

Income Taxes

The Company provides for income taxes under ASC 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

ASC 740 also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to net loss before provision for income taxes for the following reasons:

	June 30, 2011	June 30, 2010
Income tax expense at statutory rate	$(210,665)	$(336,905)
Common stock issued for services	50,064	14,918
Fair value of stock options issued for services	—	89,700
Valuation allowance	160,601	232,287
Income tax expense per books	$—	$—

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

June 30, 2011 and 2010

NOTE 1 – COMPANY BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (continued)

Net deferred tax assets consist of the following components as of:

	June 30, 2011	June 30, 2010
NOL carryover	$3,414,912	$3,254,312
Valuation allowance	(3,414,912)	(3,254,312)
Net deferred tax asset	$—	$—

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $8,756,187 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position or statements of operations or cash flows.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company currently has consulting agreements with two of the Company’s officers. Each agreement authorizes each member to receive $6,000 per month in consulting fees along with reimbursement of expenses incurred on the Company’s behalf. During the years ended June 30, 2011 and 2010 the Company paid $320,587 and $296,929 in combined fees and expense reimbursements to these two officers.

The Company has an amount due to a shareholder of $527 as of June, 30, 2011. The amount is for the reimbursement of expenses paid for by the shareholder.

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

June 30, 2011 and 2010

Note 4 – Property and Equipment

The Company’s property and equipment are comprised of the following on June 30, 2011 and 2010:

	2011	2010
Computer Equipment	$6,064	$6,064
Accumulated Depreciation	(6,064)	(4,798)
Net Property and Equipment	$—	$1,266

Depreciation expense for the years ended June 30, 2011 and 2010 was $1,266 and $2,020, respectively.

NOTE 5 – CAPITAL STOCK TRANSACTIONS

Preferred stock

The authorized preferred stock is 10,000,000 shares with a par value of $0.001. As of June 30, 2011, the Company has no shares of preferred stock issued or outstanding.

Common stock

The authorized common stock is 200,000,000 shares with a par value of $0.001. As of June 30, 2011 and 2010, 44,206,877 and 39,506,877 shares were issued and outstanding, respectively.

During the year ended June 30, 2007, the Company completed a reverse split on its common stock from 500 shares to 1 share. The reverse stock split is reflected on a retroactive basis.

During the year ended June 30, 2008, the Company issued 5,055,845 shares of its common stock for cash of $1,278,247. The Company also issued 20,150,000 shares of its common stock for mineral properties valued at $98,108. The Company issued 2,500,000 options valued at $1,528,233.

During the year ended June 30, 2009, the Company issued 10,200,000 shares of its common stock for $510,000 cash. Of this, $19,000 was recorded as a stock subscription payable because the shares were not issued until after the end of the fiscal year. During this year the Company also issued 100,000 common shares for options exercised at $0.05 per share.   An additional 300,000 shares of common stock were issued for services at $0.91 per share based on the market value of the stock on the date of issuance.

During the year ended June 30, 2010, the Company issued 600,000 shares of common stock for $30,000 cash. During this year the Company also issued 380,000 in fulfillment of the $19,000 stock subscription payable recorded in the previous year and 2,225,000 shares of common stock for options exercised at $0.10 per share. The Company also issued 225,000 common shares to a public relations and marketing firm as compensation for services performed valued at $0.17 per share based on the stock price on the date of issuance. During the 2010 fiscal year the Company issued 1,000,000 warrants with a fair value of $230,000 in exchange for services. The fair value of the warrants was determined using the Black-Scholes valuation model under the assumptions detailed in Note 7.

During the year ended June 30, 2011, the Company issued 550,000 shares of common stock for $55,000 cash to warrant holders upon the exercise of the warrants. The Company also issued 750,000 shares of common stock to a consultant for services performed. The stock was valued at $75,000 based on the per share trading price on the grant date. The Company also issued 400,000 shares of common stock to two consultants for consulting services to be provided over a term of one year. The stock was valued at $80,000 based on the per share trading price on the grant date. The services are being expensed over the twelve month contract. The remaining balance of the prepaid consulting fees was $26,630 as of June 30, 2011. During the year ended June 30, 2011, the Company also issued 3,000,000 shares of common stock with 3,000,000 attached warrants for cash proceeds of $300,000. The warrants are exercisable for a two year period at an exercise price of $0.15. The Company valued these warrants using the Black-Scholes valuation model using the assumptions detailed in footnote 7 and attributed a total of $148,377 of the total $300,000 proceeds to the warrants based on their relative fair value.

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

June 30, 2011 and 2010

NOTE 6 – MINERAL PROPERTIES

On September 10, 2007, the Company entered into a Mining Claims Purchase Agreement (the “Purchase Agreement”) with Derek Ivany, Victor Cantore, and Anna Giglio. Under the terms of the Purchase Agreement, Mr. Ivany, Mr. Cantore, and Ms. Giglio have each transferred to the Company certain mining claims owned by them and located in the province of Quebec, Canada.

The mining claims acquired under the Purchase Agreement cover a total of approximately 27,277.27 hectares.  In exchange for the mining claims transferred to us under the Purchase Agreement, Mr. Ivany, Mr. Cantore, and Ms. Giglio were issued a total of 20,000,000 shares of common stock.

On September 11, 2007, the Company entered into a Letter of Intent Purchase Agreement (the “Purchase Agreement”) with Star Uranium Corp. (“Star Uranium”). Under the terms of the Purchase Agreement, Star Uranium has agreed to transfer to the Company ten mining claims located in the Zama Lake area of northern Alberta, Canada. Under the Purchase Agreement, the Company paid Star Uranium a purchase price of $100,000 on or before October 31, 2007. Also, the Company delivered to Star Uranium 150,000 shares of our common stock as additional consideration for the purchased mining claims. The mining claims transferred under the Purchase Agreement cover a total of approximately 92,160 hectares.

Under the Purchase Agreement, the Company has also agreed to invest certain minimum amounts in the development of the mineral properties. Subject to any negotiated adjustments which may be made by the parties based on future geological evaluation, the Company is required to spend a minimum of $400,000 toward exploration of the properties before May 16, 2008 and an additional $1,000,000 toward exploration and development before May 16, 2010. Star Uranium has retained a 2% smelter royalty on the properties and has retained all diamond rights.

The Company has the option to buy-down the retained net smelter royalty to 1% by making an additional payment of $1,000,000 to Star Uranium at any time.

On September 12, 2007, the Company entered into an Alberta Mining Claims Purchase Agreement (the “Purchase Agreement”) with Derek Ivany and Royal Atlantis Group, Inc. (“Royal Atlantis”). Under the terms of the Purchase Agreement, Mr. Ivany and Royal Atlantis have transferred to the Company a total of six mining claims located in the province of Alberta, Canada. In exchange for the mining claims transferred to the Company under the Purchase Agreement, the Company paid total of $20,000 CAD ($10,000 each) to Mr. Ivany and Royal Atlantis.

At the close of the fiscal year ended June 30, 2008, the Company recognized an impairment charge of $528,068 on the value of its mining property, primarily due to the facts that the Company is an exploration stage company and future cash flow is unpredictable due to a lack of operating history, the future required minimum expenditures that the Company is uncertain of funding, and the uncertainty of the prospects of the land.

At the close of the fiscal year ended June 30, 2009 the Company again performed an impairment analysis in regards to the carrying value of the mineral properties held by the Company.  Due to the same reasons noted above, the Company impaired the value of its mining properties.  This resulted in an impairment expense of $17,153 for the year ended June 30, 2009.

On July 14, 2010, the Company’s board of directors adopted a resolution abandoning the Company’s interests in two sets of mineral claims known as the Temiscamingue property and the Mont Laurier properties, respectively.  The book value of these mining claims had previously been written-down to $-0- during the fiscal year ended June 30, 2009.  After a review of the mineral prospects, exploration budgets, and other information regarding these mineral claims, as well as a review of the Corporation’s financial resources and business development priorities, the Company’s board of directors determined that it was in the best interest of the Company to focus its mineral exploration efforts on its other mining claims.

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

June 30, 2011 and 2010

NOTE 7 – STOCK OPTIONS AND WARRANTS

The estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses is determined using the Black-Scholes evaluation model.

On June 10, 2010, the Company entered into an Investor Relations Agreement for investor and public relations services.  The services will include organizing presentations in several European cities, assistance with coverage in the German financial media, and certain shareholder relations matters. Under the Agreement, the Company agreed to compensate the consultant with options to purchase 1,000,000 shares of our common stock at an exercise price of $0.20 per share.

During the years ended June 30, 2011 and 2010, the estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses was determined using the Black-Scholes pricing model and the following assumptions: expected term of 2-5 years, a risk free interest rate of 2.05-3.35%, a dividend yield of 0% and volatility of 90-907%. The amount of the expense charged to operations for compensatory options and warrants granted in exchange for services was $1,758,233.

During the year ended June 30, 2011 no compensatory common stock purchase options were granted. On October 17, 2010, the Company issued 1,000,000 warrants in conjunction with common stock sold for cash. These warrants have a two year life and an exercise price of $0.15. The Company calculated a relative fair value for these warrants based on a volatility of 142%, a risk-free interest rate of .37% and a stock price on the date of issuance of $0.20.

Additionally, on December 3, 2010, the Company issued 2,000,000 warrants in conjunction with common stock sold for cash. These warrants have a two year life and an exercise price of $0.15. The Company calculated a relative fair value for these warrants based on a volatility of 147%, a risk-free interest rate of .49% and a stock price on the date of issuance of $0.12.

Changes in stock options during the years ended June 30, 2011 and 2010 are as follows:

		Weighted
	Number	Average	Value
	Of	Exercise	if
	Options	Price	Exercised
Outstanding, June 30, 2009	2,400,000	$0.10	$240,000
Exercisable, June 30, 2009	2,400,000	0.10	240,000

Granted	1,000,000	0.20	200,000
Exercised	—	—	—
Cancelled	(2,400,000)	0.10	(240,000)
Outstanding, June 30, 2010	1,000,000	0.20	200,000
Exercisable, June 30, 2010	1,000,000	0.20	200,000

Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, June 30, 2011	1,000,000	$0.20	$200,000
Exercisable, June 30, 2011	1,000,000	$0.20	$200,000

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

June 30, 2011 and 2010

NOTE 7 – STOCK OPTIONS AND WARRANTS (CONTINUED)

Changes in stock purchase warrants during the years ended June 30, 2011 and 2010 are as follows:

		Weighted
	Number	Average	Value
	Of	Exercise	if
	Options	Price	Exercised
Outstanding, June 30, 2009	5,055,845	0.25	$1,278,247
Exercisable, June 30, 2009	5,055,845	0.25	1,278,247

Granted	23,819,613	0.10	2,381,961
Exercised	(2,250,000)	0.10	(225,000)
Cancelled	(5,055,845)	0.25	(1,278,247)
Outstanding, June 30, 2010	21,569,613	0.10	2,156,961
Exercisable, June 30, 2010	21,569,613	0.10	2,156,961

Granted	3,000,000	0.15	150,000
Exercised	(550,000)	0.10	(55,000)
Cancelled	—	—	—
Outstanding, June 30, 2011	24,019,613	$0.11	$2,551,961
Exercisable, June 30, 2011	25,019,613	$0.11	$2,551,961

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

On June 21, 2010 the Company entered into a consulting agreement with a third party wherein the Company agreed to pay EUR 5,000 per month in exchange for consulting services. This agreement was effective through June 21, 2011.

NOTE 9 – SUBSEQUENT EVENTS

On July 6, 2011, the Company’s board of directors approved a merger with its wholly-owned subsidiary, Myriad Acquisition Corp., pursuant to DGCL §253(a).  As part of the merger with the wholly owned subsidiary, the Company’s board authorized a change in the name of the company to “Myriad Interactive Media, Inc.”

The Company has analyzed its operations subsequent to June 30, 2011 through the date of this report and has determined that there are no additional material subsequent events to disclose.

Item 9. Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None

Item 9A. Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in company reports filed or submitted under the Securities Exchange Act of 1934 (the “Exchange Act”) is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include without limitation, controls and procedures designed to ensure that information required to be disclosed in company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our chief executive officer and treasurer, as appropriate to allow timely decisions regarding required disclosure.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our chief executive officer and chief financial officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2011. Based on their evaluation, they concluded that our disclosure controls and procedures were ineffective.

Management is responsible for establishing and maintaining adequate internal control over our financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act). Our internal control over financial reporting is a process designed by, or under the supervision of, our chief executive officer and chief financial officer and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of our financial statements for external purposes in accordance with generally accepted accounting principles. Internal control over financial reporting includes policies and procedures that pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; provide reasonable assurance that transactions are recorded as necessary to permit preparation of our financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with the authorization of our board of directors and management; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Under the supervision and with the participation of our management, including our chief executive officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on this evaluation under the criteria established in Internal Control – Integrated Framework, our management concluded that our internal control over financial reporting was ineffective as of June 30, 2011.

Management determined that the material weaknesses that resulted in controls being ineffective are primarily due to lack of resources and number of employees. Material weaknesses exist in the segregation of duties required for effective controls and various reconciliation and control procedures not regularly performed due to the lack of staff and resources.

This annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to an exemption for non-accelerated filers set forth in Section 989G of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

During the most recently completed fiscal quarter, there has been no change in our internal control over financial reporting that has materially affected or is reasonably likely to materially affect, our internal control over financial reporting.

Item 9B. Other Information

None

PART III

Item 10. Directors, Executive Officers and Corporate Governance

Our executive officers and directors and their respective ages as of October 6, 2010 are as follows:

Name	Age	Position(s) and Office(s) Held
Derek Ivany	28	President, Chief Executive Officer, Chief Financial Officer, and Director
Leandro Dumlao	35	Director
Hercules Galang	37	Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Derek Ivany. Mr. Ivany was appointed to our board of directors on September 15, 2005 and was appointed as our Chief Executive Officer and Chief Financial Officer on November 29, 2005. Mr. Ivany’s business experience has been focused in the area of technical services. Since March 2000, Mr. Ivany has acted as a consultant in the technical services area to TransEuro Energy Corp. In September 2004, Mr. Ivany co-founded Indochina Securities Inc. Mr. Ivany was formerly a director of two public companies in Canada, Star Uranium Corp. and Hi Ho Silver Resources.

Leandro Dumlao. Mr. Dumlao was appointed as a Director on July 29, 2011. He has been specializing in the area of search engine optimization (SEO) and search engine marketing (SEM) for the last 8 years, where most recently he developed the entire media program and strategy for FanXchange, where he served as Senior Manager. Mr. Dumlao has also built and managed the online marketing strategy and design architecture for Hewlett Packard Canada and has managed various projects as creative lead for several technology firms over the last 9 years.

Hercules Galang. Mr. Galang was appointed as a Director on July 29, 2011. He has worked for TD Bank for the last 17 years. At TD Bank, he worked his way up from an entry level position to Financial Planner for TD Waterhouse. Thereafter, he has continued at TD Bank as a Mortgage Specialist, a position in which he has won the Gold Club membership 3 years in a row, Platinum Club member for 2 years in a row, and presently holds the Paragon Sales Award representing the top 2% in all of Canada. In 2010, Mr. Galang completed over $86 million in booked mortgage volume.

Directors

Our bylaws authorize no less than one (1) director. We currently have three Directors.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee

We do not have a separately-designated standing audit committee. The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board of directors when performing the functions of that would generally be performed by an audit committee. The board of directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board of directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

We do not have an audit committee financial expert because of the size of our company and our board of directors at this time. We believe that we do not require an audit committee financial expert at this time because we retain outside consultants who possess these attributes.

For the fiscal year ending June 30, 2011, the board of directors:

  Reviewed and discussed the audited financial statements with management, and

  Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor's independence.

Based upon the board of directors’ review and discussion of the matters above, the board of directors authorized inclusion of the audited financial statements for the year ended June 30, 2011 to be included in this Annual Report on Form 10-K and filed with the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended June 30, 2006, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended June 30, 2011:

Name and principal position	Number of late reports	Transactions not timely reported	Known failures to file a required form
Derek Ivany	0	0	0
Victor Cantore, former officer and director	0	0	0
Sam Nguyen, former officer and director	0	0	0

Code of Ethics

As of June 30, 2011, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Item 11. Executive Compensation

Compensation Discussion and Analysis

We have a consulting agreement with our Chief Executive Officer, Derek Ivany. The consulting agreement provides for a monthly stipend $6,000 plus reimbursement of expenses incurred, with any additional compensation to be paid in the discretion of the company. The goal of this arrangement is to provide the officer principally responsible for our operations such compensation for his time and efforts as is appropriate in light of our currently limited capital resources and relatively early stage of business development.

On July 29, 2011, under the terms of the 2007 Stock Option Plan, we awarded each of our newly-appointed directors, Leandro Dumlao and Hercules Galang, immediately vested options to purchase 1,500,000 shares of our common stock at an exercise price of $0.10 per share. These options are exercisable for a period of two years. The issuance of these options was intended to provide a balance of incentives for our officers by providing the potential for net value to the officers upon an immediate increase in the value of the company, while also allowing an opportunity for the officers to earn greater value by way of a larger and sustained increase in the value of the company over time. We may consider additional options issues during the current fiscal year.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Derek Ivany, President, CEO, CFO and director	2011 2010	72,000 72,000	0 0	0 0	0 0	0 0	0 0	0 0	72,000 72,000
Victor Cantore, former CFO and director	2011 2010	72,000 72,000	0 0	0 0	0 0	0 0	0 0	0 0	72,000 72,000
Sam Nguyen, former V.P. and director	2011 2010	0 10,000	0 0	0 0	0 0	0 0	0 0	0 0	0 10,000

Narrative Disclosure to the Summary Compensation Table

Per their consulting agreements with the Company, our Chief Executive Officer, Derek Ivany, and our former Chief Financial Officer, Victor Cantore, were paid cash compensation of $72,000 each during the fiscal year ended June 30, 2011, exclusive of reimbursement of expenses incurred by these officers.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Derek Ivany	0	0	0	n/a	n/a	0	0	0	0
Victor Cantore, former officer	0	0	0	n/a	n/a	0	0	0	0
Sam Nguyen, former officer	0	0	0	n/a	n/a	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Derek Ivany	72,000	0	0	0	0	0	72,000
Victor Cantore, former director	72,000	0	0	0	0	0	72,000
Sam Nguyen, former director	0	0	0	0	0	0	10,000
Leandro Dumlao	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Hercules Galang	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company. The figures above reflect compensation received in their capacities as employees and/or named executive officers.

We have not reimbursed our directors for expenses incurred in connection with attending board meetings nor have we paid any directors fees or other cash compensation for services rendered as a director in the period ended June 30, 2011. As discussed above, after the end of the fiscal year on June 30, 2011, we awarded certain options to our two newly-appointed directors, Leandro Dumlao and Hercules Galang.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of September 21, 2011, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 44,206,877 shares of common stock issued and outstanding on September 21, 2011.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*
Common	Derek Ivany 16 Spears St. Toronto Ontario M6N 3X7 Canada	6,000,000(1)	13.57%
Common	Leandro Dumlao 7 Ingram Drive, Suite 128 Toronto, Ontario, Canada M6M 2L7	1,500,000(2)	3.39%
Common	Hercules Galang 7 Ingram Drive, Suite 128 Toronto, Ontario, Canada M6M 2L7	1,500,000(3)	3.39%
Common	Total all executive officers and directors	9,000,000	20.35%

Common	5% Shareholders
Common	Firebird Global Master Fund, Ltd. c/o Trident Trust Company (Cayman) Limited 1 Capital Place, P.O. Box 847 Grand Cayman, Cayman Islands FGS Advisors, LLC, Investment Manager	20,000,000(4)	50.62%
Common	Arclight Capital, LLC 2062 Troon Drive Henderson, NV 89074 Andrew C. Burton, Managing Member	6,291,552(5)	14.23%
Common	Spectra Capital Management, LLC 595 Madison Avenue, 37th Floor New York, NY 10022 Gregory I. Porges, Managing Member Andrew C. Burton, Manager	6,369,495(6)	14.41%
Common	Victor Cantore 8720 Rue Du Frost St. Leonard, Quebec H1P 2Z5	5,104,001	11.56%
Common	Sam Nguyen 50 Noble St. Markham, Ontario L3R 8G1	4,000,000	9.05%
Common	Anna Giglio 8720 Rue Du Frost St. Leonard, Quebec H1P 2Z5 Canada	3,000,000	6.79%

(1) Included in the calculation of the beneficial ownership for Mr. Ivany are 5,000,000 shares held in the name of Macquarie Private Wealth, Inc.

(2) Included in the calculation of the beneficial ownership for Mr. Dumlao are options to purchase 1,500,000 shares of common stock at an exercise price of $0.10. These options are immediately exercisable and expire on July 29, 2013.

(3) Included in the calculation of the beneficial ownership for Mr. Galang are options to purchase 1,500,000 shares of common stock at an exercise price of $0.10. These options are immediately exercisable and expire on July 29, 2013.

(4) Included in the calculation of beneficial ownership for Firebird Global Master Fund, Ltd. are warrants to purchase 10,000,000 shares at a purchase price of $0.10 per share. These warrants are immediately exercisable and expire on July 10, 2012. FGS Advisors, LLC (“FGS”) serves and the Investment Manager of Firebird Global Master Fund, Ltd. (“Firebird”) and controls the investment and trading activities of Firebird. James Passin and Harvery Sawikin are managers and controlling principals of FGS. In their respective capacities, FGS, Mr. Passin, and Mr. Sawikin exercise voting and investment power with respect to the securities held by Firebird.

(5) Included in the calculation of beneficial ownership for Arclight Capital, LLC are warrants to purchase 3,700,000 shares at a purchase price of $0.10 per share. These warrants are immediately exercisable and expire on July 10, 2012. Andrew C. Burton is the Managing Member of Arclight Capital, LLC (“Arclight”). In his capacity as Managing Member of Arclight, Mr. Burton exercises voting and investment power with respect to the securities held by Arclight

(6) Included in the calculation of beneficial ownership for Spectra Capital Management, LLC are warrants to purchase 3,500,000 shares at a purchase price of $0.10 per share. These warrants are immediately exercisable and expire on July 10, 2012. Gregory I. Porges is the Managing Member of Spectra Capital Management, LLC (“Spectra”). Andrew C. Burton is the Manager of Spectra. In their capacities as the Managing Member and Manager, respectively, of Spectra, Mr. Porges and Mr. Burton exercise voting and investment power with respect to the securities held by Spectra.

*The percentages shown reflect immediately exercisable options and warrants held by the named shareholders, as well as the current issued and outstanding common stock held by these shareholders, divided by the total number of actual shares currently issued and outstanding.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 13. Certain Relationships and Related Transactions, and Director Independence

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us:

1. On September 10, 2007, we entered into a Mining Claims Purchase Agreement (the “Purchase Agreement”) with Derek Ivany, Victor Cantore, and Anna Giglio. Under the terms of the Purchase Agreement, Mr. Ivany, Mr. Cantore, and Ms. Giglio each transferred to us certain mining claims owned by them and located in the province of Quebec, Canada.

In exchange for the mining claims transferred to us under the Purchase Agreement, Mr. Ivany, Mr. Cantore, and Ms. Giglio were issued a total of 20,000,000 shares of common stock as follows:

Derek Ivany 10,000,000 shares

Victor Cantore 7,000,000 shares

Anna Giglio 3,000,000 shares

2. On September 11, 2007, we entered into a Letter of Intent Purchase Agreement (the “Purchase Agreement”) with Star Uranium Corp. (“Star Uranium”). Under the terms of the Purchase Agreement, Star Uranium has agreed to transfer to us ten mining claims located in the Zama Lake area of northern Alberta, Canada. Under the Purchase Agreement, we must pay Star Uranium a purchase price of $100,000CDN on or before October 31, 2007. Also, we will be required to deliver to Star Uranium 150,000 shares of our common stock as additional consideration for the purchased mining claims. The mining claims transferred under the Purchase Agreement cover a total of approximately 92,160 hectares.

Under the Purchase Agreement, we have also agreed to invest certain minimum amounts in the development of the mineral properties. Subject to any negotiated adjustments which may be made by the parties based on future geological evaluation, we are required to spend a minimum of $400,000CDN toward exploration of the properties before May 16, 2008 and an additional $1,000,000CDN toward exploration and development before May 16, 2010.

Star Uranium has retained a 2% smelter royalty on the properties and has retained all diamond rights. We have the option to buy-down the retained net smelter royalty to 1% by making an additional payment of $1,000,000CDN to Star Uranium at any time. The Purchase Agreement, which is in the form of a short Letter of Intent, may be replaced by a more formal agreement if deemed necessary by the parties.

Derek Ivany, who is our President and CEO and a member of our board of directors, was also, at the time of the agreement, Vice-President of Business Development and a member of the board of directors for Star Uranium Corp.

3. On September 12, 2007, we entered into an Alberta Mining Claims Purchase Agreement (the “Purchase Agreement”) with Derek Ivany and Royal Atlantis Group, Inc. (“Royal Atlantis”). Under the terms of the Purchase Agreement, Mr. Ivany and Royal Atlantis have transferred to us a total of six mining claims located in the province of Alberta, Canada.

In exchange for the mining claims transferred to us under the Purchase Agreement, we are required to pay a total of $20,000 ($10,000 each) to Mr. Ivany and Royal Atlantis on or before November 15, 2007.

4. We have consulting agreements with our Chief Executive Officer, Derek Ivany. The consulting agreement provides for a monthly stipend $6,000, with any additional compensation to be paid in the discretion of the company. This agreement is filed herewith as Exhibit 10.1.

Item 14. Principal Accounting Fees and Services

Below is the table of Audit Fees (amounts in US$) billed by our auditor in connection with the audit of the Company’s annual financial statements for the years ended:

Financial Statements for the Year Ended June 30	Audit Services	Audit Related Fees	Tax Fees	Other Fees
2011	$10,200	$0	$0	$0
2010	$9,500	$0	$0	$0

PART IV

Item 15. Exhibits, Financial Statements Schedules

(a)	Financial Statements and Schedules

The following financial statements and schedules listed below are included in this Form 10-K.

Financial Statements (See Item 8)

Exhibit Number	Description
3.1	Articles of Incorporation, as amended (1)
3.2	Bylaws, as amended (2)
10.1	Business Consulting Agreement – Derek Ivany
10.2	Stock Option Agreement with Leandro Dumlao
10.3	Stock Option Agreement with Hercules Galang
23.1	Consent of Silberstein Ungar, PLLC
31.1	Certification of Chief Executive Officer pursuant to Securities Exchange Act Rule 13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to Securities Exchange Act Rule 13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

1          Incorporated by reference to Annual Report on Form 10-KSB for the period ended June 30, 2002 filed on December 19, 2002.

2          Incorporated by reference to the Registration Statement on Form 10 filed December 28, 1999.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Myriad Interactive Media, Inc.

By:	/s/ Derek Ivany
Derek Ivany President, Chief Executive Officer, Chief Financial Officer, and Director

October 26, 2011

In accordance with Section 13 or 15(d) of the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

By:	/s/ Derek Ivany
Derek Ivany President, Chief Executive Officer, Chief Financial Officer and Director

October 26, 2011

By:	/s/ Leandro Dumlao
Leandro Dumlao, Director

October 26, 2011

By:	/s/ Hercules Galang

Hercules Galang, Director
October 26, 2011